EXECUTION COPY

COMMON FACILITIES

OPERATING AND MAINTENANCE AGREEMENT

by and among

WISCONSIN ELECTRIC POWER COMPANY,

MADISON GAS AND ELECTRIC COMPANY,

AND WISCONSIN PUBLIC POWER INC.,

AS LESSEE/OWNER PARTIES

AND

WISCONSIN ELECTRIC POWER COMPANY, AS OPERATING AGENT

FOR THE

ELM ROAD GENERATING STATION COMMON FACILITIES

Dated as of December 17, 2004

ARTICLE I RULES OF INTERPRETATIONS; DEFINITIONS

2

SECTION 1.1

RULES OF INTERPRETATION.

2

SECTION 1.2

DEFINITIONS.

4

ARTICLE II OPERATING AGENT

12

SECTION 2.1

APPOINTMENT OF OPERATING AGENT.

12

SECTION 2.2

OPERATING AGENT’S DUTIES AND RESPONSIBILITIES.

12

SECTION 2.3

EMERGENCIES.

15

SECTION 2.4

CONTRACTS.

15

SECTION 2.5

STANDARDS OF CONDUCT GOVERNING OPERATING AGENT’S ACTIONS.

16

SECTION 2.6

COOPERATION WITH OPERATING AGENT.

17

SECTION 2.7

CHANGE OF OPERATING AGENT.

17

SECTION 2.8

OWNERSHIP OF TRANSMISSION INTERCONNECTION EQUIPMENT.

19

ARTICLE III OPERATING COMMITTEE

19

SECTION 3.1

ESTABLISHMENT AND NATURE OF OPERATING COMMITTEE.

19

SECTION 3.2

SCOPE OF OPERATING COMMITTEE’S REVIEW AND ADVICE.

22

SECTION 3.3

OPERATING COMMITTEE’S AUTHORITY FOR CERTAIN DECISIONS.

23

SECTION 3.4

SINGLE OPERATING COMMITTEE FOR UNIT 1, UNIT 2 AND COMMON FACILITIES

26

ARTICLE IV PROVISION AND USE OF INFORMATION

26

SECTION 4.1

OPERATING AGENT TO PROVIDE RELEVANT INFORMATION.

26

SECTION 4.2

SPECIFIC INFORMATION REQUIREMENTS.

26

SECTION 4.3

PARTIES’ RIGHTS OF ACCESS.

28

SECTION 4.4

AUDITS.

28

ARTICLE V TRANSITION

30

SECTION 5.1

CONTROL DURING AND AFTER TRANSITION PERIOD.

30

SECTION 5.2

DOCUMENTS AND AGREEMENTS.

30

SECTION 5.3

COOPERATION.

30

SECTION 5.4

COSTS INCURRED BY OPERATING AGENT DURING TRANSITION PERIOD.

30

SECTION 5.5

TESTING AND INITIAL START-UP.

31

ARTICLE VI OPERATIONS AND SCHEDULING

31

SECTION 6.1

COMMERCIAL OPERATION.

31

SECTION 6.2

AUXILIARY SERVICES.

31

SECTION 6.3

PRUDENT OPERATION.

31

SECTION 6.4

[INTENTIONALLY OMITTED]

31

SECTION 6.5

[INTENTIONALLY OMITTED]

32

SECTION 6.6

[INTENTIONALLY OMITTED]

32

SECTION 6.7

[INTENTIONALLY OMITTED]

32

SECTION 6.8

COORDINATION OF MAINTENANCE.

32

ARTICLE VII [Intentionally Omitted]

33

ARTICLE VIII [Intentionally Omitted]

33

ARTICLE IX ALLOCATION OF CAPITAL COSTS AND OPERATING COSTS

33

SECTION 9.1

GENERAL PRINCIPLES.

33

SECTION 9.2

COMPUTATION OF THE OPERATING AGENT’S LABOR COSTS.

35

SECTION 9.3

[INTENTIONALLY OMITTED]

36

SECTION 9.4

COSTS OF COMMON FACILITIES.

36

SECTION 9.5

[INTENTIONALLY OMITTED]

36

SECTION 9.6

[INTENTIONALLY OMITTED]

36

SECTION 9.7

[INTENTIONALLY OMITTED]

37

SECTION 9.8

MISCELLANEOUS.

37

SECTION 9.9

REIMBURSEMENT RESPONSIBILITY.

38

ARTICLE X [Intentionally Omitted]

39

ARTICLE XI TAXES

39

ARTICLE XII [INTENTIONALLY OMITTED]

39

ARTICLE XIII INSURANCE

39

SECTION 13.1

OPERATING AGENT’S DUTY TO PROVIDE INSURANCE COVERAGE.

39

SECTION 13.2

INSPECTIONS.

40

SECTION 13.3

CONTRACTORS’ INSURANCE.

40

ARTICLE XIV [INTENTIONALLY OMITTED]

40

ARTICLE XV DAMAGE TO FACILITY

40

SECTION 15.1

ALLOCATION OF LOSS PROCEEDS.

40

SECTION 15.2

EVENT OF TOTAL LOSS.

41

SECTION 15.3

EVENT OF LOSS.

41

ARTICLE XVI INDEMNIFICATION AND LIABILITY

41

SECTION 16.1

GENERAL INDEMNITY.

42

SECTION 16.2

INDEMNIFICATION FOR REGULATORY PENALTIES.

42

SECTION 16.3

LIABILITY AMONG THE PARTIES.

42

SECTION 16.4

COOPERATION REGARDING CLAIMS.

43

SECTION 16.5

SURVIVAL OF PROVISIONS.

43

ARTICLE XVII ASSIGNMENTS AND DELEGATIONS

44

SECTION 17.1

SUCCESSORS AND ASSIGNS.

44

SECTION 17.2

ASSIGNMENT BY OPERATING AGENT.

44

SECTION 17.3

ASSIGNMENT BY LESSEE/OWNER PARTIES.

44

ARTICLE XVIII DEFAULT AND REMEDIES

45

SECTION 18.1

EVENTS OF DEFAULT.

45

SECTION 18.2

EFFECT OF DEFAULT.

45

ARTICLE XIX FORCE MAJEURE

45

SECTION 19.1

EFFECT OF FORCE MAJEURE.

45

SECTION 19.2

DEFINITION OF FORCE MAJEURE.

45

SECTION 19.3

NOTICE OF FORCE MAJEURE.

46

ARTICLE XX DISPUTE RESOLUTION

46

SECTION 20.1

EXCLUSIVE PROCEDURE.

46

SECTION 20.2

SURVIVAL.

46

ARTICLE XXI REPRESENTATIONS AND WARRANTIES

46

ARTICLE XXII CONFIDENTIALITY

48

SECTION 22.1

NON-DISCLOSURE OBLIGATIONS.

48

SECTION 22.2

LAW.

49

ARTICLE XXIII TERM

49

ARTICLE XXIV MISCELLANEOUS

50

SECTION 24.1

APPLICABLE LAW.

50

SECTION 24.2

JURY TRIAL.

50

SECTION 24.3

NOTICES.

50

SECTION 24.4

COUNTERPARTS.

51

SECTION 24.5

SEVERABILITY.

51

SECTION 24.6

THIRD-PARTY BENEFICIARIES.

51

SECTION 24.7

ENTIRE AGREEMENT.

51

SECTION 24.8

SCHEDULES.

51

SECTION 24.9

NO JOINT VENTURE.

52

SECTION 24.10

AMENDMENTS AND WAIVERS.

52

SECTION 24.11

SURVIVAL.

52

SECTION 24.12

FURTHER ASSURANCES.

52

SECTION 24.13

INTERPRETATION NECESSITATED BY CERTAIN FUTURE MGE OR WPPI ELECTIONS.

52

SECTION 24.14

CERTIFICATIONS AND OPINIONS OF COUNSEL.

52

SCHEDULES

Schedule 9.1

FERC Accounts

Schedule 9.2

Productive Labor Rate

Schedule 9.3

Costs Unique to Elm Road Unit 1

Schedule 9.4

Costs Allocated from the Common Facilities O&M Agreement

Schedule 9.5

Costs Unique to WEPCO’s Fossil Fuel Generating Facilities

Schedule 9.6

Costs Unique to WEPCO’s Utility Operations

Schedule 9.7

Other Support Costs

Schedule 24.14

Legal Opinion Matters

EXHIBITS

Exhibit A

Breakdown of Components into Unit Common Facilities and Site Common Facilities

ELM ROAD GENERATING STATION COMMON FACILITIES
OPERATING AND MAINTENANCE AGREEMENT

This ELM ROAD GENERATING STATION COMMON FACILITIES OPERATING AND MAINTENANCE AGREEMENT (this “Agreement”), dated as of December 17, 2004, is by and among WISCONSIN ELECTRIC POWER COMPANY, a Wisconsin corporation, in its capacity as a Lessee/Owner Party (“WEPCO”), MADISON GAS AND ELECTRIC COMPANY, a Wisconsin corporation (“MGE”), WISCONSIN PUBLIC POWER INCORPORATED, a municipal electric company organized under the laws of Wisconsin (“WPPI”), and WISCONSIN ELECTRIC POWER COMPANY, a Wisconsin corporation, in its capacity as Operating Agent (the “Operating Agent”).  Each of WEPCO (in either of its capacities), MGE and WPPI may be hereinafter referred to as a “Party” and collectively two or more of them may be referred to as “Parties.”

WITNESSETH

WHEREAS, WEPCO owns the Oak Creek/Elm Road Site in the Counties of Milwaukee and Racine, Wisconsin, on which WEPCO currently owns and operates four coal-based electric generating units and one gas-based electric generating unit and related facilities and on which ERGS, a subsidiary of WEC, currently plans to develop a two-unit coal-based generating station pursuant to or consistent with the order of the PSCW; and

WHEREAS, WEPCO has agreed to lease a portion of the Land to ERGS, pursuant to a Ground Lease, dated as of November 9, 2004 and WEPCO has entered into Easement and Indemnification Agreements with MGE Power and WPPI each dated as of the date hereof, granting to MGE Power and WPPI certain property rights related to the ownership and siting of Unit 1, Unit 2 and the New Common Facilities at the Elm Road Site;

WHEREAS, ERGS, MGE Power and WPPI have entered or are, simultaneously with this Agreement, entering into the Elm Road I Ownership Agreement and the Elm Road II Ownership Agreement, pursuant to which MGE Power and WPPI may elect to become co-owners of Unit 1 and/or Unit 2 and the New Common Facilities of the Elm Road Generating Station;

WHEREAS, upon completion of construction of each unit of the Elm Road Generating Station and satisfaction of certain other conditions, ERGS will lease its interest in that unit to WEPCO, and MGE Power will, if it elects to become a co-owner of the unit, lease its interest to MGE, each under a long-term facility lease;

WHEREAS, WEPCO, MGE and WPPI have entered or are, simultaneously with this Agreement, entering into the Unit 1 O&M Agreement and the Unit 2 O&M Agreement, pursuant to which WEPCO will be designated Operating Agent for Unit 1 and Unit 2.

WHEREAS, if ERGS elects to proceed with the development of the Elm Road Generating Station, then ERGS will develop, either by itself or together with MGE Power and/or WPPI, the New Common Facilities for common use among Unit 1, Unit 2 and (in some cases) the Oak Creek Power Plant;

WHEREAS, certain of the New Common Facilities, as specified in Exhibit A hereto, are common only to Unit 1 and Unit 2 (the "Unit Common Facilities") and certain of the New Common Facilities, as specified in Exhibit A hereto, are common to Unit 1, Unit 2 and the Oak Creek Power Plant (the "Site Common Facilities");

WHEREAS, the owners of Unit 1 and Unit 2 have entered or are, simultaneously with this Agreement, entering into the New Common Facilities Ownership Agreement which will govern the ownership of the New Common Facilities after the Lease Effective Date;

WHEREAS, WEPCO, as owner of the Existing Common Facilities, shall permit the Unit 1 and Unit 2 Lessee/Owner Parties to share in the use of such Existing Common Facilities, in exchange for sharing the costs and expenses related thereto in accordance with the provisions of this Agreement;

WHEREAS, the Parties desire to set forth their agreements and understandings regarding the operation and maintenance of the Common Facilities; and

WHEREAS, the Parties desire to appoint WEPCO as Operating Agent for the Common Facilities and to set forth the terms upon which the Operating Agent will, among other things, operate and maintain the Common Facilities and perform related activities.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

RULES OF INTERPRETATIONS; DEFINITIONS

SECTION 1.1

Rules of Interpretation.

(a)

In this Agreement, unless a clear contrary intention is apparent from the context:

(i)

the singular includes the plural and vice versa;

(ii)

references to a person shall include such person’s successors and assigns; provided, however, that with respect to a Party and its rights and obligations under this Agreement, references to a Party shall only include such Party’s successors and assigns if such successors and assigns are permitted by this Agreement; provided, further, references to a person in a particular capacity excludes such person in any other capacity or individually;

(iii)

references to any gender include the other genders;

(iv)

references to any agreement (including this Agreement), document or instrument mean such agreement, document or instrument as amended or modified from time to time in accordance with the terms, conditions and provisions thereof;

(v)

references to any Law mean such Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Law means that provision of such Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or re-enactment of such section or other provision;

(vi)

references to the Preamble or to any Article, Section, Appendix, or Schedule mean the Preamble hereto or such Article or Section hereof or Appendix, or Schedule hereto;

(vii)

“hereunder”, “hereof”, “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

(viii)

“including” (and other correlative meanings such as “include”) means including any listed examples but without limiting the generality of any description preceding such term; and

(ix)

with respect to any rights and obligations of the Parties, all such rights and obligations shall be construed to the extent permitted by applicable Law.

(b)

Computation of Time Periods.  For purposes of computation of periods of time under this Agreement, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

(c)

Accounting Terms and Determinations.  Unless otherwise specified in this Agreement, all terms of an accounting character used herein shall be interpreted, all accounting determinations required to be made hereunder shall be made, and any financial statements required to be delivered hereunder shall be prepared, in accordance with Accounting Practices.

(d)

Legal Representation of the Parties.  This Agreement was negotiated by the Parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against a person drafting the contract provisions shall not apply to any construction or interpretation thereof.

(e)

Headings.  Section headings and the table of contents used in this Agreement (including the Schedules hereto) are for convenience of reference only and shall not affect the construction of this Agreement.

(f)

Coordination With Other Agreements.  If there is any conflict between this Agreement and any of the other Elm Road Documents, this Agreement and the Elm Road Document(s) shall be interpreted and construed, if possible, so as to avoid or minimize such conflict.  Notwithstanding anything else to the contrary in this Agreement, the Operating Agent shall not be required to administer the provisions of any Project Agreement to the extent that doing so would cause it to violate an express provision of the WEPCO Facility Lease.

SECTION 1.2

Definitions.

Capitalized terms used herein and in the Schedules hereto shall have the meanings ascribed to such terms below.

“Acceptable Credit” shall mean, with respect to any person, except as provided in the next sentence, a rating of its senior long-term unsecured debt of BBB or better by Standard & Poor’s Ratings Group or Baa2 or better by Moody’s Investor Service.  In the case of a municipal electric company or other political subdivision, “Acceptable Credit” shall mean a rating of its senior long-term debt, which debt is not secured by any tangible assets, of BBB or better by Standard & Poor’s Ratings Group or Baa2 or better by Moody’s Investor Service.  A person shall be deemed to have Acceptable Credit if its obligations are guaranteed by a person with Acceptable Credit.

“Accounting Practices” shall mean requirements, practices, procedures, methodologies and principles as set forth in the “Uniform System of Accounts Prescribed for Public Utilities and Licensees subject to the provisions of the Federal Power Act” (18 C.F.R. Part 101), applicable to “major” utilities as therein defined, in effect on the date hereof, as amended from time to time, and consistent with Generally Accepted Accounting Principles.

“Affiliate” shall mean, with respect to any person, (a) each entity that such person Controls, (b) each person that Controls such person, and (c) each entity that is under common Control with such person.

“Agreement” shall mean this Common Facilities Operating and Maintenance Agreement, together with all of the Schedules hereto.

“Applicable Electric Reliability Organization” shall mean the North American Electric Reliability Council, and any successor national organization with responsibility to establish reliability standards, and any regional electric reliability organization with responsibility, for reliability purposes, over the area that encompasses Eastern Wisconsin (currently Mid-America Interconnected Network, Inc.).

“Applicable Transmission System Operator” shall mean one or more entities authorized by the FERC to operate the transmission facilities (i) with which an applicable Unit and the New Common Facilities are interconnected; and/or (ii) required to deliver the output of the Unit as directed by the Lessee/Owner Parties.  The Applicable Transmission System Operator currently is the Midwest Independent System Operator, Inc.

“Business Day” shall mean any day on which commercial banks are not authorized or required to close in Milwaukee, Wisconsin.  For the avoidance of doubt, Saturday and Sunday shall not be Business Days.

“Capital Costs” shall mean those costs required to be capitalized under Accounting Practices, without carrying charges (unless otherwise agreed) or markup, incurred by or on behalf of the Operating Agent at the Elm Road Site in connection with its performance under this Agreement in accordance with Prudent Utility Practice and this Agreement.

“Common Facilities” shall mean the Existing Common Facilities and the New Common Facilities.

“Component” has the meaning given to such term in Exhibit A to the New Common Facilities Ownership Agreement.

“Component Share” shall mean each Lessee/Owner Party’s owned or leased share of the applicable Component of New Common Facilities, as in effect from time to time, as determined under (i) the Unit I Ownership Agreement prior to the Lease Effective Date and (ii) the New Common Facilities Ownership Agreement after the Lease Effective Date.  WPPI’s Component Share shall equal its "Component Ownership Interest" under the New Common Facilities Ownership Agreement.  WEPCO’s Component Share shall equal ERGS’s "Component Ownership Interest" under the New Common Facilities Ownership Agreement, as leased to WEPCO pursuant to the WEPCO Facility Leases.  MGE’s Component Share shall equal MGE Power’s "Component Ownership Interest" under the New Common Facilities Ownership Agreement, as leased to MGE pursuant to the MGE Facility Leases.

“Compounded Monthly” shall mean the addition to principal of each month’s interest at the end of such calendar month.

“Confidential Information” shall mean, with respect to a Party, all proprietary and confidential business information and data of such Party, including Trade Secrets, that is not generally known by or readily ascertainable by or available to, on a legal or authorized basis, the general public; and which (1) has been expressly and clearly designated as confidential by the Party providing the information, (2) is within a category of information that the Operating Committee has designated as confidential, or (3) the receiving Party would normally consider and treat as confidential if the information were its own.  For the avoidance of doubt, “Confidential Information” shall not include any information: (a) which is already known to the receiving Party; or (b) which (i) has become generally known to the public through no wrongful act of the receiving Party or its representatives, (ii) has been received by the receiving Party from a third party without (to the receiving Party’s knowledge) restriction on disclosure and without (to the receiving Party’s knowledge) a breach by the third party of an obligation of confidentiality, (iii) is independently developed by the receiving Party without use of the Confidential Information received from a disclosing Party; or (iv) when received by the receiving Party constituted Confidential Information but, due to the passage of time, the factual predicate justifying treatment as Confidential Information no longer applies.

“Control” shall mean the possession, directly or indirectly, through one or more intermediaries, of the following:

(a) (i)  in the case of a corporation, 50% or more of the outstanding voting securities thereof; (ii) in the case of a limited liability company, partnership, limited partnership or venture, the right to 50% or more of the distributions therefrom (including liquidating distributions); (iii) in the case of a trust or estate, including a business trust, 50% or more of the beneficial interest therein; and (iv) in the case of any other entity, 50% or more of the economic or beneficial interest therein; and

(b)

in the case of any entity, the power or authority, through ownership of voting securities, by contract or otherwise, to exercise a controlling influence over the management of the entity.

“Dispute” shall have the meaning given to such term in Section 20.1.

“Elm Road Documents” shall mean this Agreement, the Unit 1 Ownership Agreement, the Unit 2 Ownership Agreement, the New Common Facilities Ownership Agreement, the Unit 1 O&M Agreement, the Unit 2 O&M Agreement, the Interim Use and Operating Agreement and the Property Rights Agreement.

“Elm Road Generating Station” shall mean the coal-based generating station consisting of Unit 1 and Unit 2 and New Common Facilities to be developed by ERGS on the Land.

“Elm Road I Ground Lease” shall mean the Elm Road I Ground Lease and Easement Agreement between WEPCO and ERGS.

“Elm Road II Ground Lease” shall mean the Elm Road II Ground Lease and Easement Agreement between WEPCO and ERGS.

“Elm Road Site” shall mean (i) those portions of Parcel 1 and Parcel 2, respectively, on which the Elm Road Generating Station is located, (ii) the Land Easement Areas, and (iii) those portions of the Land on which the Site Common Facilities are located.

“EPC Contract” shall mean the Turnkey Engineering, Procurement and Construction Contract, dated as of April 9, 2004 between the Project Manager and the EPC Contractor, or any successor agreement between the Project Manager and the EPC Contractor for the construction of the Elm Road Generating Station.

“EPC Contractor” shall mean Bechtel Power Corporation, a Nevada corporation, or any replacement contractor under the EPC Contract.

“ERGS” shall mean Elm Road Generating Station Supercritical, LLC.

“Event of Default” shall mean any of the events enumerated in Section 18.1.

“Event of Loss” shall mean any loss of, destruction or damage to, or taking of any part of the Common Facilities or any Component(s) other than an Event of Total Loss.

“Event of Total Loss” shall mean: (a) all or substantially all of the Common Facilities or any Component(s) shall be damaged to the extent of being completely or substantially completely destroyed; (b) any damage to the Common Facilities or any Component(s) that results in an insurance settlement with respect thereto on the basis of a total loss or an agreed constructive or a compromised total loss of the Common Facilities or any Component(s); or (c) all or substantially all of or a material portion of the Common Facilities or any Component(s) has been taken by exercise of eminent domain or a similar right or power by a Governmental Authority or a Governmental Authority shall order the Common Facilities or any Component(s) to cease to operate permanently.

“Existing Common Facilities” shall mean any and all facilities, components, equipment and materials which are (a) utilized in support of the operation and maintenance of the Oak Creek Power Plant and one or both of Elm Road Units 1 or 2, (b) owned or leased by WEPCO and located on the Land and (c) in-place and operational prior to the initiation of construction of Elm Road Unit 1, as such facilities, components, equipment and materials may be repaired from time to time.

“FERC” shall mean the Federal Energy Regulatory Commission, or its successor.

“Force Majeure” shall have the meaning given to such term in Section 19.2.

“Generally Accepted Accounting Principles” shall mean generally accepted accounting principles in the United States of America as in effect from time to time, applied on a consistent basis with WEPCO’s other utility operations.

“Government Approval” shall mean any authorization, consent, approval, license, lease, ruling, permit, tariff, rate, certification, exemption, variance, order, judgment, decree, publication, declaration, or registration issued by any Governmental Authority.

“Governmental Authority” shall mean any applicable federal, state, county, municipal or other government, quasi-government or regulatory authority, agency, board, body, commission, instrumentality, court or tribunal, or any political subdivision of any thereof.

“Gross Negligence” shall be determined by reference to Wisconsin common law concepts of gross negligence, provided, that no Party shall use the absence of a gross negligence concept under Wisconsin law as a defense to a claim alleging Gross Negligence or as a basis to substitute a standard other than Gross Negligence where it is provided for in this Agreement.

“Ground Leases” shall mean the Elm Road I Ground Lease and the Elm Road II Ground Lease.

“Indemnified Party” shall have the meaning given such term in Section 16.4.

“Indemnifying Party” shall have the meaning given such term in Section 16.4.

“Interim Use and Operating Agreement” shall mean the Interim Use and Operating Agreement dated as of the date hereof between the Operating Agent and the Project Manager.

“Land” shall mean the property owned by WEPCO on which the Oak Creek Power Plant, the Existing Common Facilities, and the Elm Road Generating Station will all be located, as more completely set forth in Exhibit A to the Ground Leases.

“Land Easement Areas” shall mean collectively "Land Easement Areas" as defined in the Elm Road I Ground Lease and "Land Easement Areas" as defined in the Elm Road II Ground Lease.

“Law” shall mean any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement, directive, guideline, policy, requirement, or other governmental restriction or any similar form of decision of or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority or judicial or administrative body, whether now or hereafter in effect.

“Lease Effective Date” shall have the meaning given to it in the WEPCO Unit 1 Facility Lease; provided, however, that if the WEPCO Unit 1 Facility Lease has terminated or expired prior to the Lease Effective Date, Lease Effective Date shall mean the date on which Unit 1 shall have achieved Commercial Operation (as defined in the WEPCO Unit 1 Facility Lease).

“Lessee/Owner Party” shall mean WEPCO, in its role as lessee of Unit 1 under the WEPCO Unit 1 Facility Lease and/or of Unit 2 under the WEPCO Unit 2 Facility Lease and/or as the owner of the Oak Creek Power Plant, as distinct from its role as Operating Agent, or MGE or WPPI, and the plural shall refer to any combination of WEPCO (as lessee), MGE, and WPPI.

“Loss” shall mean any liability, obligation, damage, loss, demand, penalty, interest, fine, claim, action, suit, judgment, settlement, together with reasonable costs, fees, expenses and disbursements (including reasonable legal fees and expenses and costs of investigation), arising out of this Agreement.

“MAIN” shall mean Mid-America Interconnected Network, Inc. or any successor with responsibility for establishing the criteria for monitoring compliance with the rating of generation equipment located at the Land.

“Majority Vote” shall mean the affirmative vote of one or more voting representatives the sum of whose votes exceed 50% of the voting rights in the Component or Components that are the subject of or which will be affected by the vote.

“MGE” shall mean Madison Gas and Electric Company.

“MGE Facility Lease” shall mean the Elm Road Unit 1 Facility Lease Agreement or the Elm Road Unit 2 Facility Lease Agreement between MGE Power and MGE.

“MGE Power” shall mean MGE Power Elm Road, LLC.

“MW capacity” shall have the meaning given to such term in Section 9.1(b)(xi).

“Net Generating Capability” shall mean that amount of kilowatts, less station use (including the applicable unit’s share of power usage by Common Facilities), that Unit 1 or Unit 2, as applicable, can normally supply at the Point of Delivery, taking into account transformer losses between such unit and the Point of Delivery, consistent with Prudent Utility Practice and manufacturers’ recommendations, and determined in accordance with an URGE test conducted pursuant to MAIN standards.

“New Common Facilities” shall mean certain separate facilities, as such facilities may be modified from time to time, that are to be constructed as part of the Elm Road Generating Station and that will be utilized in common in the operation and maintenance of the Elm Road Units 1 and 2 and, where applicable, one or more units of the Oak Creek Power Plant.

“New Common Facilities Ownership Agreement” shall mean the New Common Facilities Ownership Agreement among ERGS, WPPI and MGE Power.

“Oak Creek Power Plant” shall mean the existing coal-based units (Units 5 through 8) and the gas-based unit (Unit 9) currently located on the Land, and any replacement or additional units installed on or adjacent to the site now occupied by Units 5 through 9 other than the Elm Road Generating Station.

“Operating Agent” shall mean the agent, including any Successor Operating Agent, acting on behalf of the Lessee/Owner Parties and appointed pursuant to Article II, to perform the Operating Functions with respect to the Common Facilities during the Term of this Agreement.  Throughout the Term of this Agreement, while WEPCO is the Operating Agent, any reference to the Operating Agent shall mean WEPCO acting solely in its capacity as Operating Agent, and shall not refer to WEPCO acting in any other capacity under this Agreement or any other Project Agreement.

“Operating Committee” shall have the meaning given to such term in Section 3.1.

“Operating Committee Member” shall have the meaning given to such term in Section 3.1(b).

“Operating Costs” shall mean those costs and expenses, without carrying charges or markup, and excluding Capital Costs, incurred by or on behalf of the Operating Agent in connection with its performance under this Agreement in accordance with Prudent Utility Practice and this Agreement.

“Operating Functions” shall mean the duties and responsibilities assigned to the Operating Agent under this Agreement.

“Parcel 1” shall mean the land described on Exhibit B-1 to the Elm Road I Ground Lease.

“Parcel 2” shall mean the land described on Exhibit B-1 to the Elm Road II Ground Lease.

“Project Agreements” shall mean the Elm Road Documents, the WEPCO Facility Leases, the MGE Facility Leases, the EPC Contract, all material agreements that the Operating Agent enters into on behalf of the Parties pursuant to this Agreement, and all material agreements continuing in effect after the Lease Effective Date.

“Project Manager” shall mean Elm Road Services, LLC.

“Property Rights Agreement” shall mean the Elm Road Generating Station Unit 1 Easement and Indemnification Agreement by and among WEPCO, MGE Power and WPPI or the Elm Road Generating Station Unit 2 Easement and Indemnification Agreement by and among WEPCO, MGE Power and WPPI, in each case dated as of as of the date hereof.

“Prudent Utility Practice” shall mean any of the practices, methods and acts, which, in the exercise of reasonable judgment in the light of the facts known at the time the decision was made (including, but not limited to, the practices, methods and acts engaged in or approved by a significant portion of the electric utility industry prior thereto), reasonably could have been expected to accomplish the desired result consistent with reliability, safety, good business practice and expediency.  Prudent Utility Practice is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather is a spectrum of possible practices, methods or acts which reasonably could have been expected to accomplish the desired result at a reasonable cost consistent with reliability, safety, good business practice and expediency.  Prudent Utility Practice includes due regard for manufacturers’ warranties, environmental considerations, and the requirements of governmental agencies that have jurisdiction.  In applying the standard of Prudent Utility Practice to any matter under this Agreement, equitable consideration shall be given to the circumstances, requirements and obligations of each of the Parties.

“PSCW” shall mean the Public Service Commission of Wisconsin or successor regulatory body.

“Representative” shall mean, with respect to any Party, its officers, directors, employees, contractors, agents and representatives; provided, however, that neither the Operating Agent nor the Project Manager shall be a Representative of any Party for purposes of Article XVI of this Agreement.

“Scheduled Commercial Operation Date” shall have the meaning given to such term in the WEPCO Unit 1 Facility Lease.

“Site Common Facilities” shall have the meaning given to such term in the Recitals to this Agreement.

“Successor Operating Agent” shall mean any successor to the Operating Agent under this Agreement.

“Term” shall have the meaning given to such term in Article XXIII.

“Trade Secrets” shall mean, with respect to a Party, information of such Party, including a formula, pattern, compilation, program, device, technique or process, which (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use and (b) is the subject of efforts to maintain its secrecy that are reasonable under the circumstances.

“Transition Period” shall mean the period commencing on the day that is 36 months prior to the Scheduled Commercial Operation Date, and ending on the Lease Effective Date.

“Transmission Interconnection Equipment” shall have the meaning given to such term in Section 2.8.

“True-Up Interest Rate” shall mean the daily interest rate to be applied each day during the period for which such interest is to be calculated, to be applied as illustrated in Schedule 1.1.  Such daily rate shall remain the same for each day for which interest is to be calculated in any given calendar month.  Such daily rate shall equal 1/365 of the per annum prime lending rate published in The Wall Street Journal under “Money Rates” on the first Business Day of such month; provided, that the True-Up Interest Rate shall not exceed the maximum rate permitted by applicable Law.

“Unit Common Facilities” shall have the meaning given to such term in the Recitals to this Agreement

“Unit 1” shall mean the approximately 615 MW (net) supercritical pulverized coal electric generating facility and related facilities described in Exhibit A to the Unit 1 Ownership Agreement, excluding New Common Facilities.

“Unit 1 O&M Agreement” shall mean the Unit 1 Operating and Maintenance Agreement among WEPCO, MGE and WPPI for the Elm Road Generating Station Unit 1.

“Unit 1 Ownership Agreement” shall mean the Elm Road I Ownership Agreement among ERGS, MGE Power, WPPI, the Project Manager and, for the limited purpose set forth therein, W.E. Power, LLC.

“Unit 2” shall mean the approximately 615 MW (net) supercritical pulverized coal electric generating facility and related facilities described in Exhibit A to the Unit 2 Ownership Agreement, excluding New Common Facilities.

“Unit 2 O&M Agreement” shall mean the Unit 2 Operating and Maintenance Agreement among WEPCO, MGE and WPPI for the Elm Road Generating Station Unit 2.

“Unit 2 Ownership Agreement” shall mean the Elm Road II Ownership Agreement among ERGS, MGE Power, WPPI, the Project Manager and, for the limited purpose set forth therein, W.E. Power, LLC.

“Units of Property” shall have the same meaning as “retirement units” as that term is used in the “Uniform System of Accounts Prescribed for Public Utilities and Licensees subject to the provisions of the Federal Power Act” (18 C.F.R. Part 101), in effect on the date hereof, as amended from time to time (including any successor term used in any such amendments).

“WEC” shall mean Wisconsin Energy Corporation.

“Weighted Total Component Share” shall mean each Lessee/Owner Party’s aggregate owned or leased share of the New Common Facilities, as in effect from time to time, as determined under (i) the Unit 1 Ownership Agreement prior to the Lease Effective Date and (ii) the New Common Facilities Ownership Agreement after the Lease Effective Date.  WPPI’s Weighted Total Component Share shall equal its “Total New Common Facilities Weighted Ownership Percentage” under the New Common Facilities Ownership Agreement.  WEPCO’s Weighted Total Component Share shall equal ERGS’s “Total New Common Facilities Weighted Ownership Percentage” under the New Common Facilities Ownership Agreement.  MGE’s Weighted Total Component Share shall equal MGE Power’s “Total New Common Facilities Weighted Ownership Percentage” under the New Common Facilities Ownership Agreement.

“WEPCO” shall mean Wisconsin Electric Power Company.

“WEPCO Affiliate Contract” shall mean any transaction entered into by WEPCO, acting as the Operating Agent, for the purchase of any goods or services from, or any sale of any goods or services to, or any other contract, renegotiation or settlement with, any party that would be deemed an affiliate of WEPCO under Section 196.52(1) of the Wisconsin Statutes; provided, that the Interim Use and Operating Agreement shall not be deemed a WEPCO Affiliate Contract.

“WEPCO Unit 1 Facility Lease” shall mean the Elm Road I Facility Lease Agreement between ERGS and WEPCO.

“WEPCO Unit 2 Facility Lease” shall mean the Elm Road II Facility Lease Agreement between ERGS and WEPCO.

“WPPI” shall mean Wisconsin Public Power Inc.

ARTICLE II

OPERATING AGENT

SECTION 2.1

Appointment of Operating Agent.

The Lessee/Owner Parties hereby appoint WEPCO, and WEPCO hereby accepts such appointment, as Operating Agent to serve as such until the termination of this Agreement or the resignation or removal of WEPCO as Operating Agent pursuant to Section 2.7(a) or 3.3(d).  Whenever this Agreement references the acts of the Operating Agent, such reference will mean WEPCO, acting in its capacity as Operating Agent pursuant to the authority granted by this Agreement and in accordance with the approval provided by the PSCW, inter alia, of WEPCO as operator, for so long as WEPCO is the Operating Agent.

SECTION 2.2

Operating Agent’s Duties and Responsibilities.

Commencing with the Lease Effective Date, and, to the extent applicable, the first day of the Transition Period, the Operating Agent shall, subject to the standards of conduct and other limitations set forth in this Agreement, and after review and due consideration of the Operating Committee’s actions and recommendations, but without being bound to follow those actions and recommendations except for the written decisions of the Operating Committee as to the matters set forth in Section 3.3(e), take or cause to be taken on behalf of the Lessee/Owner Parties all actions and incur such costs which, in the reasonable judgment of the Operating Agent, are necessary and appropriate to operate and maintain the Common Facilities safely, efficiently and reliably in accordance with Prudent Utility Practice, all applicable warranties and manufacturer specifications, and all applicable Laws, and without adverse distinction as between the Lessee/Owner Parties.  The Operating Agent’s duties shall include the following:

(a)

Furnish and train the personnel necessary for performance of the Operating Functions and be responsible for all personnel matters, including hiring, disciplining, discharging, training and promoting.

(b)

Consistent with Section 2.4, procure, contract for, and furnish the services and materials, including equipment, apparatus, machinery, spare parts, tools and supplies necessary for the performance of the Operating Functions, and administer and comply with all contracts entered into by the Operating Agent with third parties that relate to the performance of this Agreement.

(c)

Use its best efforts to comply with any and all Laws pertaining to the Operating Functions, the Common Facilities, and the Elm Road Site, and with any applicable Government Approvals.

(d)

Operate and maintain the Common Facilities in a manner consistent with the reliability, availability, efficiency, and cost goals established for Unit 1 and Unit 2.

(e)

Establish the maintenance schedule for the Common Facilities, using commercially reasonable efforts to coordinate such maintenance schedule with the operational needs of Unit 1, Unit 2 and the Oak Creek Power Plant; provided, however, that the Operating Agent shall retain the final responsibility for determining the maintenance schedule for the Common Facilities.

(f)

Recommend to the Operating Committee action to be taken in connection with the retirement or replacement of, or additions or improvements to, the Common Facilities.

(g)

Make or cause to be made, on behalf of the Lessee/Owner Parties, each capital renewal, replacement, improvement, enhancement, modification, alteration or addition to the New Common Facilities that is required by applicable Law, is necessary or appropriate for the efficient operation of Unit 1 and Unit 2 and the Oak Creek Power Plant or is consistent with Prudent Utility Practice.

(h)

Keep records and provide information to the Operating Committee as required by Article IV hereof.

(i)

Not allow any liens arising from the Operating Agent’s actions or inaction (where such actions and/or inaction are not consistent with Prudent Utility Practice), unless otherwise authorized by the Elm Road Documents, to remain in effect undischarged against the New Common Facilities; provided, that the Operating Agent shall not be required to pay or discharge any such lien as long as the collection or enforcement of such lien remains suspended as a result of the Operating Agent’s good-faith challenge to the lawfulness or validity of the lien.

(j)

Assist, as reasonably requested, any Lessee/Owner Party, its insurer or attorneys in the investigation, adjustment, litigation and settlement of any Losses or any claim that may result in Losses arising out of the Operating Functions.

(k)

Maintain and revise, as necessary, a Units of Property list for the New Common Facilities.

(l)

Purchase and maintain adequate insurance, if and to the extent required under Article XIII.

(m)

Execute and file with applicable Governmental Authorities all necessary and appropriate applications, amendments, reports and other documents and filings for or in connection with the Operating Functions, in order to secure Government Approvals and comply with all regulatory requirements with respect to operation and maintenance of the Common Facilities.  Prior to executing and filing any applications for Government Approvals that will or are expected to have a material impact on the operation of the New Common Facilities or the costs related thereto, the Operating Agent shall deliver to each of the Lessee/Owner Parties all relevant and significant documents and information and provide each of said Parties a reasonable opportunity to review and comment on such applications, and the Operating Agent shall consider all such comments in good faith.

(n)

Receive on each Lessee/Owner Party’s behalf any notice or other communication from any Governmental Authority relating to a regulatory citation, review or enforcement action with respect to the New Common Facilities.  The Operating Agent shall deliver a copy of each such notice or other communication to each of the Lessee/Owner Parties as soon as reasonably practicable following receipt.

(o)

Bring suit, file or settle any type of legal action, on behalf of any or all of the Parties, to protect the Lessee/Owner Parties’ rights under this Agreement and/or to enforce agreements entered into by the Operating Agent pursuant Section 2.2(b).  Prior to bringing or settling any such action, the Operating Agent shall provide each of the Lessee/Owner Parties with notice and a description of such suit or settlement, provide each of the Parties with a reasonable opportunity to comment on such suit or settlement, and consider all such comments in good faith.  Notwithstanding the foregoing, the Parties agree that the Operating Agent shall not be required to act on behalf of MGE or WPPI under this subsection to the extent that it is being asked to bring suit, file or settle any type of legal action involving WEPCO or an affiliate of WEPCO, it being understood that MGE and WPPI shall retain the right to bring such actions on their own behalf with respect to the provisions of this Agreement for so long as WEPCO is the Operating Agent.

(p)

Investigate, adjust, defend, and settle claims by third parties arising out of or in connection with the Operating Functions, provided, however, that prior to settling any such claim, the Operating Agent shall provide each of the Lessee/Owner Parties with notice and a description of such claim, provide each of the Parties with a reasonable opportunity to comment on such claim, and consider all such comments in good faith.

(q)

Prepare and provide proposed budgets and budget updates to the Operating Committee in accordance with Section 3.3(b), and prepare proposed goals for the review and approval of the Operating Committee, and otherwise create and retain documents and records relating to the Common Facilities, in accordance with the provisions of this Agreement.

(r)

Where WPPI identifies actions necessary to be taken, or not taken, pursuant to this Agreement to avoid an adverse impact on the tax-exempt status of interest on its bonds, cooperate in a commercially reasonable manner with WPPI in structuring the Operating Agent’s actions to avoid such adverse impact, provided, that such actions comply with Prudent Utility Practice and, to the extent such actions are non-routine and cause the Operating Agent or other Lessee/Owner Parties to incur costs that are more than de minimis, WPPI shall bear such costs.

(s)

Take such other actions as the Operating Agent reasonably determines to be necessary or appropriate, or as may be required under the regulations or directives of Governmental Authorities, to achieve the purposes of this Agreement.

SECTION 2.3

Emergencies.

Notwithstanding any other provisions of this Agreement, in the event of exigent or emergency conditions, the Operating Agent, as operator of the Common Facilities and acting on behalf of the Lessee/Owner Parties, shall take such action as reasonably deemed necessary to ensure personnel safety or the safety of the Common Facilities, Unit 1, Unit 2, or the Oak Creek Power Plant; provided, however, the Operating Agent shall notify the Lessee/Owner Parties’ marketing personnel simultaneously as soon as practicable after taking any such actions to the extent such actions impact the output or materially increase the cost of operation of a Lessee/Owner Party’s generating Unit.

SECTION 2.4

Contracts.

(a)

To the extent reasonably practicable and permitted by Law, the Operating Agent shall purchase on behalf of and for the account of a Lessee/Owner Party that Party’s allocable share of any supplies, equipment, spare parts or other materials required for the Operating Agent to perform its obligations hereunder, in a manner that will enable that Lessee/Owner Party to achieve or retain material benefits such as exemption from sales taxes.

(b)

Prior to entering any material contract with respect to the Common Facilities, other than fuel and fuel-related contracts, under which the Operating Agent, or the Operating Agent on behalf of the Lessee/Owner Parties collectively, will incur obligations expected to amount to $2,500,000 or more (adjusted annually from the Lease Effective Date for changes in the CPI-U consumer price index (all items) for Milwaukee-Racine, Wisconsin):

(i)

The Operating Agent shall use commercially reasonable efforts to obtain permission from the other parties to such material contract to deliver to each of the Lessee/Owner Parties drafts of such material contract and provide each of said Parties with a reasonable opportunity to review and comment on such draft material contract.  The Operating Agent shall consider all comments received from the Lessee/Owner Parties with respect to such draft material contracts in good faith.

(ii)

Where such material contract involves Capital Costs that pertain to a renewal, replacement, improvement, modification, alteration or addition to the New Common Facilities, the Operating Agent shall, in such contract, designate each Lessee/Owner Party as an owner or lessee of the New Common Facilities and a third-party beneficiary under such contract, and shall obtain for the Lessee/Owner Parties the right to receive copies of any Confidential Information provided to the Operating Agent thereunder.

(c)

Whether or not a contract is a material contract for purposes of Section 2.4(b), the Operating Agent shall, consistent with Section 2.5, administer each contract related to the performance of the Operating Functions so as to provide each Lessee/Owner Party the benefit of each contract (including all warranties) and use commercially reasonable efforts to obtain for the Lessee/Owner Parties access to Confidential Information provided thereunder as if each Lessee/Owner Party’s Component Share or Weighted Total Component Share interest in the contract (as applicable) were assigned to the applicable Party.

SECTION 2.5

Standards of Conduct Governing Operating Agent’s Actions.

Notwithstanding any other provisions of this Agreement, in discharging its duties and responsibilities hereunder, the Operating Agent shall at all times comply with the following requirements:

(a)

The Operating Agent shall perform the Operating Functions on behalf of the Lessee/Owner Parties in good faith in accordance with the terms of this Agreement and applicable Law, consistent with Prudent Utility Practice, in a manner that is commercially reasonable under the circumstances without adverse distinction as between and among the Parties.

(b)

The Operating Agent shall take due consideration of the actions and recommendations of the Operating Committee and shall comply with the written decisions of the Operating Committee as to the matters listed in Section 3.3(e).

(c)

The Operating Agent shall act in accordance with the principle of full disclosure to the Lessee/Owner Parties of all information pertinent to their interests in the New Common Facilities.  The Operating Agent shall (i) provide in a timely manner to the Lessee/Owner Parties all necessary or appropriate information respecting the operation of the Common Facilities, in accordance with Article IV hereof, and (ii) regularly consult with the Operating Committee, the Lessee/Owner Parties’ operations centers, and/or other Lessee/Owner Party personnel and consultants, as appropriate, regarding the operation of the Common Facilities.

(d)

The Operating Agent shall keep, repair, maintain and preserve the Common Facilities in all material respects:  (i) in good condition (ordinary wear and tear excepted), repair and working order; (ii) in accordance with Prudent Utility Practice and all insurance policies required to be maintained by the Operating Agent(s) pursuant to this Agreement, the Unit 1 O&M Agreement, and the Unit 2 O&M Agreement; (iii) so as not to cause any manufacturer’s warranties then in effect on the New Common Facilities to be terminated other than for lapse of time; and (iv) subject to the provisions of Section 1.1(f), in compliance with the material terms of all Project Agreements of which the Operating Agent has knowledge and all applicable Laws and Government Approvals.

(e)

The Operating Agent shall perform the Operating Functions in accordance with the budget provisions of Section 3.3(b).

(f)

The Operating Agent shall perform the Operating Functions in a manner consistent with any agreements with, procedures of, and instructions issued by the Applicable Transmission System Operator and any Applicable Electric Reliability Organization.

(g)

The Operating Agent shall not in connection with the Operating Functions enter into or modify any WEPCO Affiliate Contract, or settle a dispute regarding any WEPCO Affiliate Contract, unless (i) the terms of such arrangements are completed on an arms-length basis and are subject to terms and conditions no less favorable than could be obtained with an independent third party and, where the Operating Agent is paying for services provided by an Affiliate, the price shall be no more than cost as determined or approved by a PSCW order, including a tariff order, and (ii) the Operating Agent’s action is otherwise in accordance with its obligations under this Agreement.  The Operating Agent shall not in connection with the Operating Functions enter into or modify any WEPCO Affiliate Contract with a value of more than $1,000,000, or settle a dispute with regard to such WEPCO Affiliate Contract, absent full advance disclosure to all of the Operating Committee Members of the proposed material terms of such contract, modification or settlement, together with evidence sufficient to show that the requirements of the preceding sentence have been satisfied.

SECTION 2.6

Cooperation with Operating Agent.

Each of the Lessee/Owner Parties agrees that it will cooperate with the Operating Agent, promptly, as and when reasonably requested by the Operating Agent in order for it to perform its duties, responsibilities and obligations under this Agreement.  Such cooperation shall include taking all reasonable actions necessary to comply with applicable Laws and to obtain any necessary or desirable Government Approvals, and executing and delivering documents, certificates or instruments necessary or appropriate to the Operating Agent’s duties, responsibilities and obligations under this Agreement.

SECTION 2.7

Change of Operating Agent.

Subject in all cases to the applicable PSCW requirements in effect from time to time:

(a)

WEPCO may, at its sole discretion, resign as Operating Agent by providing written notice to the other Parties at least 180 days in advance of the date, stated in the notice, upon which it will no longer act as Operating Agent; provided, however, that any such resignation must be in connection with WEPCO’s simultaneous resignation as Operating Agent for Unit 1 and Unit 2, and provided, further, that any resignation hereunder shall be limited to WEPCO’s role as Operating Agent with respect to the Unit Common Facilities.  For the avoidance of doubt, under no circumstances may WEPCO resign or be removed as Operating Agent for the Lessee/Owner Parties with respect to operation and maintenance of the Existing Common Facilities and/or the Site Common Facilities, so long as WEPCO owns or operates other units on the Land that require use of such facilities.

(b)

The Operating Committee may remove WEPCO as Operating Agent, or reduce the scope of its duties and responsibilities as Operating Agent, pursuant to and subject to the limitations set forth in Sections 3.3(d) and 2.7(a).  Any removal of WEPCO as Operating Agent, or reduction of the scope of Operating Functions for which WEPCO is to be responsible, shall be without prejudice to WEPCO’s rights in its capacity as a Lessee/Owner Party to this Agreement, and WEPCO may be removed as Operating Agent or have the scope of its Operating Functions reduced only to the extent or in such a manner that such removal or reduction of scope does not conflict with the requirements of Section 2.7(a) nor interfere with WEPCO’s operation of any facilities solely owned by it on the Land (including the Existing Common Facilities).

(c)

In the event that WEPCO resigns or is removed as Operating Agent (or has the scope of its Operating Functions reduced), the Operating Committee shall promptly meet and attempt to reach consensus on appointment of a Successor Operating Agent to perform the Operating Functions that WEPCO will no longer fulfill.  If WEPCO has tendered its resignation and the unanimous consensus of the Operating Committee cannot be reached within four months prior to the effective date of WEPCO’s resignation, the Successor Operating Agent shall be appointed by a Majority Vote of the Operating Committee.  If the Operating Committee has voted to remove WEPCO as Operating Agent or reduce the scope of its Operating Functions, selection of the Successor Operating Agent must be approved by affirmative vote of two of the three voting Operating Committee Members.

(d)

No entity shall be allowed to bid as Successor Operating Agent unless it has (i) Acceptable Credit and (ii) at least ten years experience (together with its predecessors and Affiliates) operating major coal-fired generating plants.  The selection of a Successor Operating Agent shall be made following a Request for Proposals, and shall be based upon the foregoing objective factors, together with other pertinent factors, such as (x) whether, in operating major coal-fired plants, the entity achieved favorable results in terms of cost, efficiency and unit availability compared to the North American average for such plants; (y) the entity’s ability to dedicate sufficient qualified and trained employees to the Operating Functions; and (z) the entity’s ability to mobilize such employees within the time constraints applicable hereunder.

(e)

In the event that WEPCO is removed as Operating Agent (or has the scope of its Operating Functions reduced) pursuant to Section 3.3(d), WEPCO shall continue to perform all Operating Functions until the Successor Operating Agent has been appointed and is prepared to assume operations of the Unit Common Facilities.  In the event that WEPCO resigns as Operating Agent with respect to the Unit Common Facilities, WEPCO shall have no obligation to continue to perform the Operating Functions as they relate to the Unit Common Facilities under this Agreement from and after the earlier of:  (i) the date upon which the Successor Operating Agent has fully assumed its role as Successor Operating Agent and WEPCO has been provided notice of such assumption, or (ii) the date specified in WEPCO’s notice of resignation.

(f)

WEPCO shall reasonably cooperate with the Successor Operating Agent in facilitating the assumption of such position by the Successor Operating Agent and in familiarizing the Successor Operating Agent, its employees and agents with the New Common Facilities and their physical orientation and operation.  In furtherance of this succession, provided, that WEPCO is provided with adequate assurances that all Confidential Information to be delivered to the Successor Operating Agent will be treated by such entity as confidential in accordance with the requirements of Article XXII (and if deemed necessary by WEPCO, the execution by the Successor Operating Agent of a confidentiality agreement reasonably acceptable in form and substance to WEPCO), WEPCO agrees that it will take all reasonable actions (including turning over all manuals and as-built drawings, and providing all other plant records and pertinent documents) to permit the Successor Operating Agent to carry out its responsibilities for operations and management of the New Common Facilities under all necessary Government Approvals.  If WEPCO has resigned (rather than been removed), WEPCO shall be reimbursed for its costs of undertaking such matters as are required to assist a Successor Operating Agent under this Section.

(g)

1) If the Successor Operating Agent is an Affiliate of WEPCO, the duties, responsibilities, rights and liabilities of such Successor Operating Agent shall be governed by the term of this Agreement in the same fashion as were the duties, responsibilities, rights and liabilities of WEPCO as Operating Agent; provided, however, that the Lessee/Owner Parties, by mutual agreement, may determine whether (and if so, how) the provisions of this Agreement should be modified; and provided, further, that the Successor Operating Agent shall not be permitted to charge a management fee or other markup on costs incurred hereunder.

(ii)

If the Successor Operating Agent is not an Affiliate of WEPCO, prior to the effective succession of any Successor Operating Agent, the Lessee/Owner Parties shall negotiate with the Successor Operating Agent in good faith to execute an amended and restated Agreement with such entity specifying the duties, responsibilities, compensation and liabilities of such Successor Operating Agent.  In such event, in the negotiations with the Successor Operating Agent, the Lessee/Owner Parties shall advocate and support terms and conditions therein that, as among the Lessee/Owner Parties, are neither more nor less favorable to each of them than exist pursuant to this Agreement (except where all of the Lessee/Owner Parties agree otherwise).

SECTION 2.8

Ownership of Transmission Interconnection Equipment.

(a)

The Parties acknowledge and agree that the Operating Agent will hold title, on behalf of the Lessee/Owner Parties, to certain FERC-jurisdictional assets listed on Schedule 2.8 related to the Elm Road Generating Station (the "Transmission Interconnection Equipment").  The Operating Agent shall be responsible for maintaining such assets in the same manner as the Operating Agent maintains the Elm Road Generating Station.  The costs to maintain and/or replace such assets shall be treated as Operating Costs and/or Capital Costs hereunder.

(b)

The Lessee/Owner Parties further agree, that upon termination of this Agreement and the failure of the Lessee/Owner Parties to replace this Agreement with a successor agreement, upon the written request of Project Manager, (i) the Operating Agent shall transfer to Project Manager, or if Project Manager so directs, the Unit 1 Owners and/or Unit 2 Owners, all of the Operating Agent’s right, title and interest, if any, in any Transmission Interconnection Equipment and (ii) Project Manager or the Unit 1 Owners and/or Unit 2 Owners shall pay to the Operating Agent the net book value of any such transferred Transmission Interconnection Equipment.  The Operating Agent shall pay to each Lessee/Owner Party its Pro Rata Share of such amounts received from Project Manager.

ARTICLE III

OPERATING COMMITTEE

SECTION 3.1

Establishment and Nature of Operating Committee.

(a)

There is hereby established an Operating Committee to exercise the responsibilities specified in this Agreement and to perform such other duties as may from time to time be assigned to it in writing by the Parties.

(b)

The Operating Committee shall initially consist of six members (“Operating Committee Members”), two each to be designated by the Lessee/Owner Parties.  Each such Party may also designate one or more alternates who may act in the absence of the Party’s Operating Committee Member(s).  Each Lessee/Owner Party shall evidence such appointments by written notice to the other Parties, and by similar notice, any Party may change any of its

Members or alternates on such Committee at any time.  A list of the initial Operating Committee Members is provided in Schedule 3.1.  The list of Operating Committee Members will be updated by the Operating Agent and distributed to each of the Parties with appropriate contact information as necessary to keep the list current as to membership on the Operating Committee.

(c)

So long as WEPCO has a Weighted Total Component Share of 50% or more, one of WEPCO’s Members on the Operating Committee shall be the chairman of the Operating Committee.  If WEPCO’s Weighted Total Component Share falls below 50%, then the chairmanship of the Operating Committee shall rotate among the Lessee/Owner Parties’ Members on an annual basis such that each Lessee/Owner Party shall appoint a Member to serve as the Operating Committee chairman every third year.  The chairman of the Operating Committee shall have the following duties and responsibilities:

(i)

coordinate with the other Operating Committee Members to schedule meetings of the Operating Committee, and make arrangements for meetings to take place at such time and place as appropriate (i.e., at the Elm Road Site or as the Parties may otherwise agree);

(ii)

provide notice to the other Operating Committee Members and the Operating Agent of the date, time and place for each meeting of the Operating Committee at least 20 days in advance of such meeting, except in cases of emergencies or if all the Operating Committee Members consent in writing.  The attendance of an Operating Committee Member at an Operating Committee meeting is a waiver of such notice unless such Member’s attendance is to protest the holding of the meeting;

(iii)

preside at each Operating Committee meeting and conduct all Operating Committee meetings in accordance with rules and procedures established and adopted by the Operating Committee and not inconsistent with the terms of this Agreement;

(iv)

establish an agenda for each Operating Committee meeting, including such items or matters as the chairman shall deem appropriate and such items or matters as may be requested by any other Operating Committee Member, and, reasonably in advance of the meeting, provide each other Operating Committee Member with a copy of the agenda, identifying all proposed actions to be voted upon; and

(v)

appoint a secretary for the Operating Committee, who need not be an Operating Committee Member, who shall (A) prepare a draft of the minutes for each Operating Committee meeting, in accordance with Section 3.1(g), and deliver or mail a copy of such draft minutes to each Operating Committee Member within five Business Days after the close of each Operating Committee meeting and (B) take custody of and maintain the records of all Operating Committee meetings.

(d)

The Operating Committee shall make reasonable efforts, but nonetheless shall not be obligated, to make decisions or recommendations on a consensus basis.  Where consensus is not reached and a vote is required, only one Operating Committee Member on behalf of each Lessee/Owner Party shall vote.  Such voting Operating Committee Member shall exercise, as a block, a voting right equal to the Component Share in the Component that is the subject of or is affected by the vote held by the Party on whose behalf the Operating Committee Member votes (or the Weighted Total Component Share of the Party where the vote affects the entire Common Facilities or entire New Common Facilities).  Except as otherwise expressly provided herein, any action of the Operating Committee shall be by Majority Vote.

(e)

The Operating Committee shall not have the authority to (i) modify the terms or provisions of this Agreement or any other Elm Road Document or (ii) take any action which is contrary to Prudent Utility Practice or any material term of this Agreement or any other Project Agreement, or which is unreasonable or inequitable under the circumstances.  The Operating Committee, and each Operating Committee Member, shall perform all of the responsibilities, duties and functions assigned to the Operating Committee under this Agreement in accordance with Prudent Utility Practice and the terms of this Agreement.

(f)

The Operating Committee shall be formed and shall conduct its first meeting on or before the commencement of the Transition Period.  After its initial meeting, the Operating Committee shall hold regularly scheduled meetings on at least a quarterly basis and shall meet at other times upon the reasonable request of any Party.  Any regularly scheduled meeting of the Operating Committee may be omitted but only by unanimous consent of the three voting Operating Committee Members.  The Lessee/Owner Parties shall cause their members of the Operating Committee to attend meetings and pursue diligently their obligations as members of the Operating Committee.  Meetings of the Operating Committee may be conducted by telephone conference.  In addition to the Operating Committee Members, other individuals representing one or more of the Parties may attend meetings of the Operating Committee but will have no right to vote on behalf of such Party.  Representatives of the Operating Agent shall be invited to and shall attend all Operating Committee meetings (except for any portion of any meeting in which one or more Operating Committee Members request the absence of the Operating Agent representatives), but will have no right to vote.

(g)

The minutes of each Operating Committee meeting shall record the following:

(i)

the date, time, location and names of the attendees of the meeting;

(ii)

the agenda of the meeting and the items or matters discussed;

(iii)

resolutions, motions and actions approved; agreements reached and decisions made by the Operating Committee, including the votes of the Operating Committee Members on such resolutions, motions, actions, agreements and decisions, and including descriptions of both majority and minority positions as to material issues; and

(iv)

the scheduled date, time and place of the next meeting of the Operating Committee.

(h)

The expenses of each Operating Committee Member shall be borne by the Lessee/Owner Party such Member represents.

SECTION 3.2

Scope of Operating Committee’s Review and Advice.

The Operating Committee shall receive information from and provide counsel to the Operating Agent on matters related to the operation and management of the Common Facilities.  The review and advisory functions of the Operating Committee shall be:

(a)

To provide liaison among the Parties with respect to the provisions of this Agreement;

(b)

To monitor the work of the Operating Agent and provide input and advice to the Operating Agent in connection with the Operating Agent’s performance of its obligations, duties and responsibilities under this Agreement.  In order to facilitate such monitoring and input, the Operating Committee may from time to time require the Operating Agent to conduct (or cause to be conducted) assessments or studies, the results of which shall be provided to the Operating Committee and the costs of which shall be recoverable as Operating Costs;

(c)

To review and make recommendations regarding the Operating Agent’s schedule for planned outages and maintenance, in accordance with Section 6.8;

(d)

To review and make recommendations regarding policies for appropriate levels of the inventory for spare parts and other materials and supplies;

(e)

To review and provide guidance regarding the form and content of the statistical and administrative reports, budgets, and information and other similar records regarding the operation of the Common Facilities to be kept by and furnished by the Operating Agent to the Lessee/Owner Parties in accordance with Article IV hereof (excluding accounting records used internally for the purpose of accumulating financial and statistical data, such as books of original entry, ledgers, work papers, and source documents);

(f)

To review and make recommendations concerning procedures for performance and efficiency testing;

(g)

To review and make recommendations regarding written practices and procedures for the operation and maintenance of the Common Facilities, and to establish the procedures called for in Section 3.3(a);

(h)

To review the records maintained by the Operating Agent relative to the performance of the Operating Functions, in support of billings to the Lessee/Owner Parties, and such other documents and records as may be necessary for the Lessee/Owner Parties to review to determine whether charges to them under such billings are proper and allowable;

(i)

To consider and, if appropriate, recommend amendments to this Agreement; provided, however, the Operating Committee shall not have authority to approve and adopt any such amendments;

(j)

To review and make recommendations regarding any proposal by the Operating Agent to implement a physical change to, or material change in the method of operation of, the Common Facilities; and

(k)

To perform such other functions and duties as may be assigned to it by agreement of all the Parties and to make any recommendations to the Operating Agent deemed appropriate or desirable.

SECTION 3.3

Operating Committee’s Authority For Certain Decisions.

(a)

Development of Procedures.  Not later than 30 days prior to the Scheduled Commercial Operation Date, the Operating Committee shall establish mutually acceptable practices and procedures, in the form of a manual, for keeping each Lessee/Owner Party advised of the status of the Common Facilities and key parameters, including Operating Costs and Capital Costs.  The Operating Committee shall deliver the written procedures to each of the Parties, who shall be responsible for updating each of their copies of the procedures manuals.  The Operating Committee shall be responsible for the distribution of any revised or additional procedures developed by the Operating Committee pursuant to this Agreement.  The Operating Agent will assist the Operating Committee with the development of the procedures and the procedures manual, and will maintain the official version of such procedures manual, which shall be available at the Elm Road Site for review by the Parties during regular business hours.  Copies of the official procedures so designated shall be provided by the Operating Agent to the Lessee/Owner Parties within five Business Days of any request therefor.

(b)

Budgets.  All operating and capital budgets for the Common Facilities, and significant variances from such budgets, shall be subject to prior review and approval of the Operating Committee in accordance with the provisions below.  The Operating Agent shall prepare and present to the Operating Committee proposed operating and capital budgets, as described below, for the Operating Committee’s review, modification (if appropriate) and approval.

(i)

A budget detailing the monthly projected Operating Costs to be incurred during the Transition Period, showing expected costs by Component and by categories consistent with Accounting Practices, shall be submitted by the Operating Agent at least 30 days prior to the initial meeting of the Operating Committee.  The Operating Committee shall review, modify, if appropriate, and approve the proposed Transition Period budget at its initial meeting.

(ii)

Budgets detailing the monthly projected Operating Costs and Capital Costs to be incurred in the first partial calendar year of commercial operation of Elm Road Unit 1, showing expected costs by Component and by categories consistent with Accounting Practices, shall be submitted by the Operating Agent by February 1 of the year preceding the year in which the Lease Effective Date is scheduled to occur.  The Operating Agent shall also prepare and submit Operating Costs and Capital Costs budgets for such partial year to the Operating Committee by September 15 of the year preceding the year in which the Lease Effective Date is scheduled to occur, and if the Scheduled Commercial Operation Date is later than April 30, updated Capital Costs and Operating Costs budgets for such partial year approximately 120 days before the Scheduled Commercial Operation Date.  The Operating Committee shall review, modify, if appropriate, and approve the proposed first partial year budgets at its first meeting following receipt of the proposed budgets (which meeting shall be scheduled to allow sufficient time for the Lessee/Owner Parties to review and evaluate the proposed budgets).

(iii)

For each full calendar year thereafter during the Term, the Operating Agent shall submit proposed budgets detailing the projected Operating Costs and Capital Costs to be incurred in each month of the succeeding two years, and annual forecast amounts for the three years thereafter, showing expected costs by Component and by categories consistent with Accounting Practices.  Such budgets shall be prepared and proposed to the Operating Committee by February 1 of the year prior to the first budget year for the succeeding two years and annual forecast amounts for the three years thereafter (e.g., by February 1, 2010, the Operating Agent will propose preliminary budgets for 2011 and 2012).  The Operating Committee will review, modify (if appropriate), and approve these budgets on or before March 1.  The Operating Agent shall also prepare and submit to the Operating Committee no later than September 15 of each year updated Operating Costs and Capital Costs budgets (e.g., by September 15, 2010, the Operating Agent will propose the updated Operating Costs and Capital Cost budgets for 2011, and by September 15, 2011 it will propose the updated budgets for 2012).  Each such updated budget shall include an explanation, in reasonable detail, of each material variance from the March 1 budgets.  The Operating Committee shall approve or modify and subsequently approve the proposed updated Operating Costs and Capital Costs budgets at its last quarterly meeting of the year prior to each budget year (which meeting shall be scheduled to allow sufficient time for the Lessee/Owner Parties to review and evaluate the proposed updated budgets, provided, however, that such meeting shall be held no later than November 1).

(iv)

Upon request of any Lessee/Owner Party, the Operating Agent shall update the budgeting information provided pursuant to Section 3.3(b)(iii), provided, however, that if the data requested requires the Operating Agent to develop information that goes beyond the data previously provided (e.g., development of budgeting data for a test year for which a budget has not yet been prepared) and to incur additional costs that are more than de minimis, the requesting Lessee/Owner Party shall bear such costs.  Any such data, once developed, shall be made available to all Lessee/Owner Parties.

(v)

The Operating Agent shall inform the Operating Committee as soon as practicable of the need to expend amounts that exceed an approved Operating Costs or Capital Costs budget by more than 5%.

(c)

Major Operating Actions.  If the Operating Agent proposes to take any of the actions described below, it shall first provide reasonable advance notice that fully informs all members of the Operating Committee of the proposed action.  Such actions, known as Major Operating Actions, shall be:

(i)

the replacement of, addition to, modification of, or repair or refurbishment of any items of property relating to the Common Facilities, or the settlement of any asserted right, claim, or penalty by a third party, which replacement, addition, modification, repair, refurbishment, or settlement has an estimated total combined cost of $2,500,000 or more of Capital Costs and/or annual Operating Costs; provided, that after the first full year of operations of Elm Road Unit 1 the $2,500,000 threshold amount shall be adjusted annually for changes in the CPI-U consumer price index (all items) for Milwaukee-Racine, Wisconsin; and

(ii)

any planned action with respect to the Common Facilities that would alter by more than 5% the Net Generating Capability or net heat rate of Unit 1 and/or Unit 2 (as such terms are used in the Unit 1 O&M Agreement and Unit 2 O&M Agreement), excluding expected variations due to normal operating constraints, seasonal variations, and other temporary unit deratings.

(d)

Removal of Operating Agent.  Subject to the applicable PSCW requirements in effect from time to time, the Operating Committee may, for cause, remove WEPCO as Operating Agent or reduce the scope of its agency, but only where all of the following conditions are met:

(i)

WEPCO shall have materially and substantially breached its obligations under this Agreement;

(ii)

the breach shall have been subject to the dispute resolution provisions in Article XX, including the senior management negotiation portion of the dispute resolution mechanism;

(iii)

there shall have been an admission by WEPCO’s senior management or, if applicable, findings in an arbitration or court proceeding that WEPCO has materially and substantially breached its obligations as Operating Agent under this Agreement as a result of its Gross Negligence or willful misconduct, and that WEPCO’s acts or omissions, unless corrected, will cause a substantial reduction in the value of any Lessee/Owner Party’s interest in Unit 1 or Unit 2 and/or will materially and directly lessen any Lessee/Owner Party’s ability to provide reliable service, or will increase the cost of such service by more than twenty percent (20%);

(iv)

subsequent to the determinations described in subsection 3.3(d)(iii) ab , WEPCO shall have been given reasonable notice of such determinations and a reasonable opportunity to comply with such decision and/or cure any material and substantial breaches and provide assurance that such breaches will not be repeated;

(v)

the courts or arbitrators referred to in Article XX shall have determined in writing that WEPCO shall have failed within a reasonable time to have effected such cure and/or provided such assurance to a material and substantial extent; and

(vi)

removal of WEPCO as Operating Agent or reduction of the scope of its responsibilities as Operating Agent shall have been approved by affirmative vote of at least two of the three voting Operating Committee Members.

(e)

Decisions Requiring Special Operating Committee Vote.

(i)

The following decisions shall be made by the Operating Committee only with the approval of at least two of the three voting Operating Committee Members:

(A)

removal of the Operating Agent pursuant to Section 3.3(d); and

(B)

replacement of the Operating Agent pursuant to Section 2.7(c) if WEPCO is removed as Operating Agent.

(ii)

The selection of the accounting firm to undertake the audits required by Section 4.4(b) shall be made by the Operating Committee only with the unanimous approval of the three voting Operating Committee Members.

SECTION 3.4

Single Operating Committee for Unit 1, Unit 2 and Common Facilities

The Parties acknowledge and agree that it is the intent of the Parties not to duplicate the functions of the Operating Committees established under this Agreement, the Unit 1 O&M Agreement and the Unit 2 O&M Agreement.  To the fullest extent reasonably practicable, the Operating Committees under all of these agreements shall conduct their business as a single group, and shall hold combined meetings.  Where voting on an issue is required, however, only those Operating Committee Members representing Lessee/Owner Parties affected by the decision shall be eligible to vote (e.g., where a decision affects only Unit 2, only the voting Operating Committee Members appointed under the Unit 2 O&M Agreement shall vote).

ARTICLE IV

PROVISION AND USE OF INFORMATION

SECTION 4.1

Operating Agent to Provide Relevant Information.

The Operating Agent shall, in a timely manner, provide to each of the Lessee/Owner Parties, through their Operating Committee Members and their alternates, information in the possession of the Operating Agent regarding the Common Facilities that is necessary or appropriate for each of the Lessee/Owner Parties to protect and make full use of its interest in its respective Unit(s) and the New Common Facilities, including all information reasonably requested by a Party.  The Operating Agent shall keep the Operating Committee Members promptly advised of all significant matters with respect to the Common Facilities, including changes in conditions or other developments related to the Common Facilities or the performance of Operating Functions.  The Operating Agent shall provide to the Operating Committee Members statistical and administrative reports, budgets, accounting records and information, and other records pertaining to Operating Functions as may be reasonably requested by the Operating Committee Members or as are necessary for the Operating Committee to perform its responsibilities hereunder.

SECTION 4.2

Specific Information Requirements.

Without limiting the obligations of the Operating Agent pursuant to Section 4.1, the Operating Agent shall be required to develop, maintain, and provide the following specific types of information:

(a)

Recordkeeping.  The Operating Agent shall separately maintain, or cause to be separately maintained, appropriate documentation and records of expenditures made and costs incurred by the Operating Agent together with all other charges, payments and any expenses or revenues relating to the Common Facilities.  Such records of the Operating Agent shall be readily identifiable and, upon request, be made available for inspection at a reasonable time at the Operating Agent’s offices by any Lessee/Owner Party and/or its auditors or consultants.  The Operating Agent shall also make available for inspection and copying at the Operating Agent’s offices within a reasonable time by any Lessee/Owner Party upon reasonable request any bids, contracts, purchase orders and related documents respecting the Common Facilities.  The Operating Committee shall develop reasonable policies and procedures for the Operating Agent’s retention of documents relating to the Common Facilities, consistent with applicable requirements of Law.  Incremental costs associated with recordkeeping requirements, if any, that (i) arise solely from the request of a Lessee/Owner Party to keep records in a  manner that does not result from legal, regulatory or accounting requirements applicable to such Lessee/Owner Party and (ii) would impose a significant administrative burden, the costs of which it would be inequitable to allocate on a Weighted Total Component Share basis, shall be a reimbursable expense to be borne in full by the requesting Lessee/Owner Party.

(b)

Unit Availability.  The Operating Agent shall keep all Lessee/Owner Parties simultaneously and reasonably informed in a timely manner of the projected availability of the Common Facilities and of any required or projected limitations on the dispatch of an impacted Lessee/Owner Party’s generating unit.

(c)

Notices.  The Operating Agent shall promptly furnish the Lessee/Owner Parties with copies of material notices related to the New Common Facilities delivered by the Operating Agent to any third party or received by the Operating Agent from any third party.

(d)

[Intentionally Omitted].

(e)

Monthly Reports.  As soon as reasonably practicable but in no event later than the tenth Business Day of the month, the Operating Agent shall prepare and provide to each Operating Committee Member by e-mail a report comparing budget-to-actual expenditures for the preceding month and year-to-date, with explanations for material variance.  In addition, the report shall include forecasts of year-end Operating Costs and Capital Costs, and reasonable detail regarding unusual operating events, accidents, damage to Common Facilities (or any Components), and injuries (including OSHA recordable and lost-time accidents), as well as information reasonably available to the Operating Agent regarding the Common Facilities.  The Parties agree that the information that would be contained in such report may be included in the monthly reports prepared by the Operating Agent pursuant to the Unit 1 O&M Agreement and the Unit 2 O&M Agreement, so long as the Common Facilities information is specifically identifiable.

(f)

[Intentionally Omitted].

(g)

Annual Reports.  At least annually, or more frequently as determined by the Operating Committee, the Operating Agent shall provide to the Operating Committee Members unaudited statements for the preceding fiscal year for all costs that have been incurred pursuant to this Agreement.  The Operating Agent will make a reasonable effort to provide this accounting in a form that is acceptable to all Lessee/Owner Parties.  The information to be provided hereunder may be included in any such accounting required of Operating Agent pursuant to the Unit 1 O&M Agreement and Unit 2 O&M Agreement, so long as the Common Facilities information is specifically identifiable.

SECTION 4.3

Parties’ Rights of Access.

(a)

Commencing on the Lease Effective Date, each Lessee/Owner Party shall have reasonable rights of access to (i) go upon and into the Elm Road Site and to inspect and observe operation of the New Common Facilities, and with reasonable advance notice, to go upon and into the Land to inspect and observe the Existing Common Facilities, subject to the Project Agreements and such reasonable conditions as the Operating Agent may impose for safety, security and operating reasons, and (ii) during normal business hours, review documents and records relating to the Common Facilities being maintained by the Operating Agent in accordance with this Agreement, at its own expense.  The Lessee/Owner Parties’ rights of access to the Elm Road Site and documents are not intended to substitute for or diminish in any way the Operating Agent’s affirmative duty to provide information as provided for herein.

(b)

Upon termination of the Property Rights Agreements and for so long as a Lessee/Owner Party has rights in the New Common Facilities, such Lessee/Owner Party shall have reasonable rights of access to (i) go upon and into the Elm Road Site and to inspect and observe the operation of the New Common Facilities, and with reasonable advance notice, to go upon and into the Land to inspect and observe the Existing Common Facilities, subject to such reasonable conditions as the Operating Agent may impose for safety, security and operating reasons, and (ii) during normal business hours, review documents and records relating to the Common Facilities being maintained by the Operating Agent in accordance with this Agreement, at its own expense.  The provisions of this subsection 4.3(b) shall survive termination of this Agreement.

SECTION 4.4

Audits.

(a)

Each Lessee/Owner Party shall have the right from time to time (but not more frequently than once each year) to conduct audits of the books, records and other documents maintained by the Operating Agent with respect to the Common Facilities, and such other documents as may be necessary to ensure compliance with this Agreement, including ascertaining the correctness and propriety of all charges to, and payments made by, the Lessee/Owner Party under this Agreement.  Such audits may be made either by the Lessee/Owner Party’s own officers or employees, or through its duly authorized agents or representatives, subject to Article XXII.  No payment under this Agreement shall constitute a waiver of the right of the Party to conduct an audit, or to question or contest the correctness of any charge, credit, allocation, or other accounting matter hereunder.  The Operating Agent shall cooperate with any Lessee/Owner Party in the conduct of any such audit, which shall include the responsibility to furnish requested records and make requested copies in a timely manner, and to retain custody and care of the records pertinent to the Common Facilities and this Agreement in an orderly and accessible fashion.  During normal business hours the Operating Agent shall provide each Lessee/Owner Party, through its duly authorized agents or representatives

(including any auditor utilized by a Party, or any nationally recognized accounting firm retained by such Party), access to, and upon request, copies of the Operating Agent’s books, records and other documents with respect to the Common Facilities, and such other third-party documents (subject to Section 4.4(b)) as may be necessary to ascertain the correctness and propriety of all charges to, and payments made by, the Lessee/Owner Party under this Agreement, which books, records and other documents shall be in a form sufficient to enable each Lessee/Owner Party to verify the costs that have been allocated and billed to each Party pursuant to this Agreement.  All such audits shall be conducted at the Lessee/Owner Party’s sole cost and expense and subject to its compliance with the Operating Agent’s reasonable policies and procedures, including security and safety requirements, and the confidentiality provisions of Article XXII below.

(b)

To the extent that third-party documents requested by a Lessee/Owner Party under Section 4.4(a) cannot be made available to a requesting Lessee/Owner Party consistent with the confidentiality requirements imposed by such third party, notwithstanding the Operating Agent’s commercially reasonable efforts to obtain such documents for the Lessee/Owner Parties and the requesting Lessee/Owner Party’s willingness to execute such non-disclosure agreements as the third party and/or the Operating Agent may reasonably require, the Operating Agent shall, on the request and at the expense of the requesting Lessee/Owner Party, cause the Operating Agent’s independent auditor to prepare an audit report responding to such questions as the requesting Lessee/Owner Party identifies.

(c)

On or before March 1 following the second full calendar year of commercial operation of Elm Road Unit 1, a nationally recognized accounting firm selected by the unanimous vote of the three voting Operating Committee Members shall conduct an audit of (i) records maintained by the Operating Agent and (ii) all costs charged to each Party under this Agreement.  Such audits shall be conducted on a regular basis (but in no event at intervals greater than every five years), and a final audit shall be conducted no later than six months after the retirement of Unit 1 or Unit 2, whichever is the last to be retired.  The costs of such audits shall be borne by the Lessee/Owner Parties on the basis of their Weighted Total Component Shares.  The audits provided for herein may be conducted in conjunction with any audits required by parallel provisions of the Unit 1 O&M Agreement and Unit 2 O&M Agreement, but audit results for the Common Facilities must be specifically identifiable.

(d)

At the request of any of the Lessee/Owner Parties, the Operating Agent agrees to permit the Lessee/Owner Parties and their agents to make such reasonable investigations as they deem necessary or appropriate with respect to the effective operation of the Operating Agent’s system of internal control over financial reporting (the “Internal Controls”), including a report on Internal Controls from a nationally recognized audit firm.  The Operating Agent agrees to respond to reasonable inquiries of the Lessee/Owner Parties and their respective independent auditors with respect to the Internal Controls to enable them to conclude that the Internal Controls are operating effectively.  The Parties agree that all incremental internal and third party expenses incurred by the Operating Agent in respect of such investigations, reports and inquiries shall be borne by the requesting Lessee/Owner Party.  All agents and audit firms engaged by the requesting Party shall comply with the confidentiality terms and conditions provided in Article XXII hereof unless otherwise required by Law.

ARTICLE V

TRANSITION

SECTION 5.1

Control During and After Transition Period.

During the Transition Period, the Operating Agent will begin preparation for the Operating Functions related to the New Common Facilities. Except as otherwise provided in the proviso of the immediately succeeding sentence, prior to the Lease Effective Date, in accordance with the terms of the Unit 1 Ownership Agreement and EPC Contract (which agreements may provide for control of some of the New Common Facilities to pass to the Operating Agent prior to the Lease Effective Date), the Project Manager shall be in control of the New Common Facilities.  During this period, all acts by the Operating Agent in preparation for the operation of such New Common Facilities shall be taken with the knowledge and approval of the Project Manager and shall not materially interfere with or impair the activities of the Project Manager or EPC Contractor; provided, however, that all systems of the New Common Facilities turned over to the Operating Agent by the Project Manager, in accordance with the Interim Use and Operating Agreement or otherwise, shall be under the control of the Operating Agent and all acts of the Project Manager and EPC Contractor with respect to such systems will be undertaken only with the knowledge and approval of the Operating Agent.

SECTION 5.2

Documents and Agreements.

(a)

From and after the Lease Effective Date or as otherwise provided in the Interim Use and Operating Agreement, the Operating Agent shall be responsible for maintaining and updating all warranty information, drawings and documents related to the New Common Facilities.

(b)

At an Operating Committee meeting prior to the Scheduled Commercial Operation Date, the Operating Committee, in conjunction with the Operating Agent, shall review all executory contracts then in place respecting the New Common Facilities and determine which contracts are reasonably necessary to the Operating Functions.  Following the Lease Effective Date, such contracts shall be enforced by the Operating Agent consistent with Sections 2.2(o) and 2.2(p).

SECTION 5.3

Cooperation.

During the Transition Period, each of the Parties shall use reasonable efforts to ensure that its actions at the Elm Road Site are consistent with and support the efforts of the Project Manager and EPC Contractor to complete construction in a timely manner.

SECTION 5.4

Costs Incurred by Operating Agent During Transition Period.

It is anticipated that the Operating Agent will incur certain costs during the Transition Period in connection with the performance of its duties as Operating Agent during this period.  Such costs may include costs of labor and labor overheads; costs of procuring initial inventories of spare parts, materials and supplies; costs of procuring certain types of plant equipment, such as office equipment and shop tools; and costs associated with employee training.  To the extent such costs are incurred consistent with Prudent Utility Practice on behalf of the Lessee/Owner Parties in connection with the preparation for commercial operations of the New Common Facilities, and are not reimbursed to the Operating Agent and billed as “Project Costs” under the Ownership Agreement, the Operating Agent shall appropriately allocate such costs consistent with the cost-allocation and billing provisions of this Agreement.  For the avoidance of doubt, all costs associated with the operation of the Advance Deliverables (as such term is defined in the Interim Use and Operating Agreement) for the sole purpose of operating the Oak Creek Power Plant shall be for the account of WEPCO as owner of the Oak Creek Power Plant and shall not be shared among the other Lessee/Owner Parties.

SECTION 5.5

Testing and Initial Start-up.

The Operating Agent’s role in the initial start-up and testing of the New Common Facilities during the Transition Period shall be as set forth with respect to WEPCO as Lessee in Article IV of Schedule 3.1(a) to the WEPCO Unit 1 Facility Lease.

ARTICLE VI

OPERATIONS AND SCHEDULING

SECTION 6.1

Commercial Operation.

The provisions in this Article VI shall take effect as of the Lease Effective Date.  WEPCO shall take all actions necessary to satisfy its obligations under and pursuant to the WEPCO Unit 1 Facility Lease (including Schedule 5.1 thereto) in a timely manner such that the Lease Effective Date will occur simultaneously with the Commercial Operation Date (as defined in the Unit 1 Ownership Agreement as of the date of execution thereof) or as soon thereafter as practicable.

SECTION 6.2

Auxiliary Services.

The Operating Agent shall procure such auxiliary services, including potable water, electric energy, sanitary sewer services and others, as are required from time to time in connection with the Common Facilities’ operations.

SECTION 6.3

Prudent Operation.

It is the intent of the Parties that the New Common Facilities will be operated within the parameters recommended by the manufacturers of the New Common Facilities in order to maximize the useful life of the New Common Facilities and preserve their ability to operate reliably and to support the operation of Unit 1 and Unit 2.  Notwithstanding the foregoing, the Operating Agent shall be permitted to operate the Common Facilities in a manner consistent with the needs of the rest of the Elm Road Generating Station and the Oak Creek Power Plant.

SECTION 6.4

[Intentionally Omitted]

SECTION 6.5

[Intentionally Omitted]

SECTION 6.6

[Intentionally Omitted]

SECTION 6.7

[Intentionally Omitted]

SECTION 6.8

Coordination of Maintenance.

(a)

By September 15 of each year, the Operating Agent shall submit to the Operating Committee, in conjunction with such other maintenance plan submissions required by the Unit 1 O&M Agreement and the Unit 2 O&M Agreement, for its review pursuant to Section 3.2(c) scheduled maintenance plans for the following calendar year and for the four calendar years thereafter.  The one-year plan shall describe in reasonable detail the contemplated time and duration of each maintenance action and shall cross-reference the related budget; the four-year plan need only include the contemplated time and duration of each maintenance action, the maintenance work to be performed and the estimated cost thereof, to the extent reasonably projected, for major maintenance projects.  The Operating Committee shall make recommendations concerning the maintenance plans at its last quarterly meeting of the year (which meeting shall be scheduled to allow sufficient time for the Lessee/Owner Parties to review and evaluate the proposed maintenance schedule, provided, that such meeting shall be held no later than November 1).  In establishing maintenance schedules for the Common Facilities, the Operating Agent shall use commercially reasonable efforts to coordinate such actions with the maintenance schedules of Unit 1 and Unit 2 and Oak Creek Power Plant and to accommodate the preferences of the Lessee/Owner Parties, taking into account the schedules already established for maintenance of their other resources; provided, however, that the Operating Agent shall retain the final responsibility for determining maintenance schedules for the Common Facilities.  Scheduled maintenance plans may be changed by the Operating Agent from time to time as deemed appropriate by the Operating Agent, provided that the Lessee/Owner Parties are simultaneously informed of all such changes on a timely basis, including being provided as much advance notice as is practicable of any anticipated changes to the maintenance schedule, and are provided a reasonable opportunity to comment on such revisions, which the Operating Agent shall consider in good faith.  The Operating Agent makes no representation, warranty or promise of any kind as to the accuracy of any estimates or other information contained in any scheduled maintenance plans, other than that they will be prepared in accordance with Prudent Utility Practice and the other requirements of this Agreement.

(b)

Scheduled outages for major maintenance on New Common Facilities shall be as required by the manufacturers’ applicable conditions of sale and delivery of the affected facilities and equipment or at intervals consistent with Prudent Utility Practice and manufacturers’ recommendations.  The Operating Agent may shut down the Common Facilities, request the Operating Agent(s) of Unit 1 and/or Unit 2, and/or the operator of Oak Creek Power Plant, to reduce power output of any generating unit, or take other appropriate action necessary to ensure proper operation of the Common Facilities in accordance with Prudent Utility Practice and compliance with Law.

(c)

For maintenance not included in the annual maintenance plan that would require shutdown of or reduction of output from Unit 1, Unit 2 and/or the Oak Creek Power Plant, where the Operating Agent (following Prudent Utility Practice) has discretion as to the timing of such maintenance, the Operating Agent shall simultaneously provide the Lessee/Owner Parties as much advance notice as is practicable of the need for any such maintenance, and provide a reasonable opportunity to comment on the timing of such maintenance, which the Operating Agent shall consider in good faith.

(d)

The scheduling of maintenance outages shall be consistent with the requirements of the Applicable Transmission System Operator for the transmission system to which Unit 1, Unit 2 and the Oak Creek Power Plant are interconnected.  The Lessee/Owner Parties shall all be kept timely and simultaneously informed of the Common Facilities’ outage schedule, and any known or likely changes therein.

(e)

If outages of the Common Facilities are required because of maintenance associated with transmission facilities subject to the control of the Applicable Transmission System Operator, the Operating Agent shall simultaneously notify the Lessee/Owner Parties upon receiving notice from such Applicable Transmission System Operator of the need for such outage.  In the case of outages of the Common Facilities required for scheduled transmission maintenance that have a material adverse impact on the operation of Unit 1, Unit 2 and/or the Oak Creek Power Plant, the Operating Agent shall provide a reasonable opportunity for the Lessee/Owner Parties to comment to the Operating Agent on the timing of such outage.  The Operating Agent shall consider such comments in communicating with such Applicable Transmission System Operator regarding the timing of such maintenance.

ARTICLE VII

[INTENTIONALLY OMITTED]

ARTICLE VIII

[INTENTIONALLY OMITTED]

ARTICLE IX

ALLOCATION OF CAPITAL COSTS AND OPERATING COSTS

SECTION 9.1

General Principles.

(a)

The Operating Agent shall maintain separate accounts for the New Common Facilities and Existing Common Facilities, and all Capital Costs and Operating Costs for the Common Facilities shall be kept and recorded in separate accounts where practical and shall include separate accounts at a minimum for plant, inventory, income and expense accounts.  The Operating Agent’s accounting will be in conformance with Accounting Practices and the provisions of this Article IX.  An initial list of the specific FERC accounts in which costs of the Common Facilities shall be recorded is included in Schedule 9.1 attached.  The inclusion of a particular FERC account is not intended to indicate that all costs recorded in that account are appropriate to be charged to the Common Facilities or the Lessee/Owner Parties, nor is the

absence of an account intended to indicate exclusion of costs recorded in such account that are appropriate to be charged to the Common Facilities or the Lessee/Owner Parties.

(b)

It is the intent of the Parties that the Capital Costs and Operating Costs for which the Operating Agent is to be reimbursed in accordance with this Agreement will be assigned to the Common Facilities and then to the Oak Creek Power Plant, Unit 1 and Unit 2 and ultimately to the Lessee/Owner Parties under the Unit 1 O&M Agreement and the Unit 2 O&M Agreement.  These costs shall be directly charged to the Common Facilities and all costs so directly charged to the Common Facilities will be further allocated to the Oak Creek Power Plant, Unit 1 and Unit 2 in an equitable manner.  The Parties agree that the following basic principles will guide the classification of costs and the assignment of such costs to the Common Facilities and in turn to the units hereunder (for allocation to the Lessee/Owner Parties under the Unit 1 O&M Agreement and Unit 2 O&M Agreement).

(i)

The guiding principle in cost assignment should be cost causation.  If operation and maintenance of the Common Facilities did not cause a cost to be incurred, none of that cost shall be assigned to the Common Facilities.  Thus, for example, the Operating Agent will not include in its cost assignment to the Common Facilities any charges relating to WEC’s support of its non-electric utilities or other businesses that are not engaged in support of the Common Facilities.  Further, because costs supporting, but not directly assignable to, the Elm Road Generating Station will be allocated to Unit 1 and Unit 2 pursuant to the Unit 1 O&M Agreement and Unit 2 O&M Agreement, the provisions of this Article IX are intended to apply only to costs directly assignable to the Common Facilities.

(ii)

In general, there are two levels of cost assignment.  The first level is where costs are directly charged to the Common Facilities.  The second level is where those costs are allocated to the Oak Creek Power Plant, Unit 1 and Unit 2.

(iii)

First Level:  Costs are to be directly charged to the Common Facilities.  Direct charges shall mean those costs incurred directly for the benefit of the Common Facilities or that can be directly assigned to the Common Facilities on the basis of specific information unique to the Common Facilities.  The Operating Agent shall directly charge the Common Facilities for costs that relate specifically to the operation and maintenance of the Common Facilities.

(iv)

Second Level:  The following principles shall apply in allocating the New Common Facilities costs to the Oak Creek Power Plant, Unit 1 and Unit 2:

(A)

Some costs will be inventoried and, upon delivery to the Elm Road Site, the inventory will be allocated among Oak Creek Power Plant, Unit 1 and Unit 2; and

(B)

Allocation of the Common Facilities costs may be based on quantity of coal delivered, net generation output, MW capacity (as described below), or other factors, as appropriate in light of cost-causation principles and the nature of the costs.

(v)

Certain costs assigned to the Common Facilities will be trued up in accordance with Section 9.2(a) to reflect actual values at the end of each calendar year and, if appropriate, during the year to minimize year-end adjustments; however, such true-up and adjustment shall be conducted as part of the overall true-up of costs under the Unit 1 O&M Agreement and Unit 2 O&M Agreement, which the Parties agree shall include the costs allocated to Unit 1 and Unit 2 pursuant to this Agreement.

(vi)

The Parties recognize that adjustments to the allocators specified in the Schedules for allocating costs of the Common Facilities among units may be appropriate from time to time to effectuate the Parties' original intent in light of changed circumstances.

(vii)

Costs incurred by the Operating Agent consistent with this Agreement in special or unusual circumstances must be evaluated for appropriate cost sharing.  When appropriate, the Parties will develop a special method for handling these costs to ensure equitable allocations consistent with the foregoing principles.

(viii)

The Parties have endeavored to identify in Schedule 9.4 the types of Common Facilities costs expected to be incurred and the appropriate treatment of such costs.  To the extent that costs are incurred by the Operating Agent consistent with this Agreement that are not specifically identified in Schedule 9.4, they shall be assigned in accordance with the general cost-sharing principles of this Article IX, as best reflects the nature of such costs.  If such costs are expected to recur, the Parties shall modify the Schedule to reflect the agreed-upon treatment of such costs.

(ix)

As an exception to the general method of cost assignment, costs incurred solely for the benefit of an identified Lessee/Owner Party will be directly charged to such Party where such direct charges are specifically provided for in this Agreement.

(x)

Where the term “MW capacity” is used to allocate costs under this Agreement, the MW capacity of a unit shall be the most recent net generating capacity value, determined by an URGE (Uniform Rating of Generation Equipment) test as specified by MAIN, and accepted for summer capacity planning by MAIN.  For the avoidance of doubt, the MW capacity for each of Unit 1 and Unit 2 shall be its Net Generating Capability; provided, however, that prior to the respective Unit 1 and Unit 2 lease effective dates, the MW capacity for each of Unit 1 and Unit 2 shall be 615 MW.  If an URGE/MAIN test results in a change to a unit’s net generating capacity value in the middle of a billing period, the new value shall be incorporated in the next billing period.

SECTION 9.2

Computation of the Operating Agent’s Labor Costs.

(a)

All costs associated with the Operating Agent’s internal labor shall be charged using productive labor rates.  Productive labor rates initially will be computed using an estimate of labor costs divided by estimated productive hours (base and overtime hours) for each relevant employee group.  Each productive labor rate will be trued up to reflect actual labor costs and hours of the relevant employee group at least annually, or more often if it is determined that a significant variance from the original estimate has occurred.  An example of a productive labor rate calculation is included in Schedule 9.2.

(b)

By way of example, a productive labor rate may include the following costs:

(i)

Compensation for overtime and shift premiums incurred by employees located at the Elm Road Generating Station who provide services to the Common Facilities;

(ii)

Benefits including health insurance, pension and other retirement benefits, payroll taxes and other costs associated with compensation of such employees;

(iii)

Compensated absences paid to such employees including vacation, sick leave, disability and FMLA related compensation; and

(iv)

Incentive-based compensation payable to Operating Agent management personnel who provide services to the Common Facilities for meeting various operational and safety goals consistent with WEPCO’s general incentive plans.  The Parties acknowledge that incentive compensation may be an integral component of management employee total compensation and that the Operating Agent may pay such compensation to motivate employees to achieve operational and safety objectives.  To ensure alignment of the incentive compensation with the interests of the Lessee/Owner Parties, the Lessee/Owner Parties shall be responsible for their allocated portion of such incentive payment based upon the percentage (on a weighted basis, if the business unit compensation plan so provides) of the Elm Road Generating Station’s achievement of the station-specific goals defined in the business unit compensation plan under which the incentive compensation is provided.

(c)

Labor charges shall be assigned to the Common Facilities using productive hours worked.

(d)

The Operating Agent shall maintain lists of all employees primarily assigned to the Common Facilities in order to facilitate the true-up of the productive labor rates for such employees.

SECTION 9.3

[Intentionally Omitted]

SECTION 9.4

Costs of Common Facilities.

Common Facilities costs are those costs that are directly assignable to the combined operation of multiple units located on the Land but that cannot be directly assigned to a single unit.  Schedule 9.4 lists such costs together with the methods utilized to allocate each category of such costs to Unit 1, Unit 2, and the Oak Creek Power Plant.

SECTION 9.5

[Intentionally Omitted]

SECTION 9.6

[Intentionally Omitted]

SECTION 9.7

[Intentionally Omitted]

SECTION 9.8

Miscellaneous.

(a)

Accrual Accounting Methods.  Notwithstanding any other provisions of this Agreement, the Parties recognize that application of accrual accounting in determining costs to be assigned to the Common Facilities, to the extent consistent with Accounting Practices, can operate unfairly in certain circumstances.  Where Accounting Practices require the Operating Agent to accrue for potential future liabilities, excluding pensions and other post-retirement benefits, but (A) the Operating Agent does not reasonably expect to pay out such potential costs within one month, and (B) the Operating Agent will not deposit accrual payments upon receipt into an external interest-bearing account identified for that purpose, the Operating Agent shall not collect the accruals on an ongoing basis from the Lessee/Owner Parties through this Article IX and the Unit 1 O&M Agreement and/or the Unit 2 O&M Agreement.  Instead, it shall inform the Lessee/Owner Parties that each of them should record its share of such potential costs, along with the normal monthly accruals for Capital Costs and Operating Costs, as an obligation in its own accrual accounting, and the Operating Agent shall bill and collect the costs only at the time and in the amount the accrued cost is actually paid by the Operating Agent.  If, based on an audit, it is determined that accrued costs were collected by the Operating Agent for costs that were not actually paid at or about the time originally anticipated at the time the accrual was initiated and are not likely to be paid out within one month, the Operating Agent shall make appropriate refunds of such amounts, plus interest at the True-Up Interest Rate, Compounded Monthly, over the actual number of days elapsed from the payment by the Lessee/Owner Party to the date of such refund.

(b)

Change of Accounting Rules.  If accounting rules change during the term of the Agreement such that the Operating Agent is required to make any form of catch-up cost accrual or payments associated with labor or other costs arising out of past periods, catch-up accruals or payments associated with such labor or other costs relating to prior periods shall be permitted only to the extent related to activities or services provided in connection with this Agreement, and in no event prior to the Transition Period.

(c)

Capital Costs.

(i)

Any accounting for retirements, replacements, additions or improvements shall follow prescribed Accounting Practices including the Operating Agent’s consistently applied policies for determining capital versus expense.

(ii)

Each Lessee/Owner Party shall pay, or shall cause its appropriate Affiliate to pay, for its share of all Capital Costs directly related to the Common Facilities that meet the WEPCO Unit 1 Facility Lease criteria for improvements.  Each Lessee/Owner Party’s responsibility for such Capital Costs will be based on its or its Lessor’s ownership percentage(s) of the affected Component(s) as indicated in the New Common Facilities Ownership Agreement.  No “allowance for funds used during construction” shall be included in the Capital Cost obligations of WPPI or MGE, regardless of whether WEPCO records such AFUDC in the construction work in progress records or the fixed asset accounts for WEPCO’s proportionate share, as Lessee/Owner Party, of capital investments for the Common Facilities.

(iii)

Each Lessee/Owner Party shall pay, or shall cause its appropriate Affiliate to pay, for its share of all Capital Costs directly related to the Common Facilities that the Parties agree shall not be capitalized under the WEPCO Unit 1 Facility Lease.  Each Lessee/Owner Party's responsibility for such Capital Costs will be based on its utilization percentage of such Common Facilities.  A Lessee/Owner Party's utilization percentage will be calculated based on its Elm Road Unit 1 MW capacity and/or Elm Road Unit 2 MW capacity divided by total Land MW capacity or such other method of measurement deemed appropriate and agreed upon by the Parties.  Upon payment of such Capital Costs, each Lessee/Owner Party will acquire an undivided ownership interest in such capital improvements based on each Lessee/Owner Party's utilization percentage.

(d)

Title to Improvements.  Notwithstanding any provision to the contrary contained in this Agreement, the Parties acknowledge and agree that except as provided in Section 9.8(c)(iii), title to all replacements, additions or improvements to the New Common Facilities of any kind or nature whatsoever shall automatically vest with the New Common Facilities owners pursuant to the New Common Facilities Ownership Agreement.

(e)

Non-Recurring Costs.  The Lessee/Owner Parties’ obligations to reimburse the Operating Agent for payments made pursuant to any settlements, to satisfy any judgments, and/or as a penalty for violation of any Law or Government Approval shall be governed by Article XVI.  The Lessee/Owner Parties’ responsibility for any other special and/or non-recurring costs the Operating Agent may incur consistent with this Agreement in connection with the Common Facilities shall be allocated in accordance with the general principles established in this Article IX, as determined by agreement of the Parties.

(f)

The Lessee/Owner Parties’ allocated shares of Capital Costs and Operating Costs to be paid to the Operating Agent pursuant to Section 9.9 shall be as determined pursuant to the sharing principles described in this Article IX, except to the extent (i) a Party (including the Operating Agent) is solely responsible for the costs under this Agreement or the Agreement otherwise limits the Operating Agent’s right to reimbursement of such costs, or (ii) in the future it is determined by mutual agreement of all the Parties, or by Dispute resolution pursuant to Article XX upon any issue raised by any Party, that operation of any particular provision is inequitable under the circumstances at the time.

(g)

If a Dispute arises with respect to whether costs should be included as Capital Costs hereunder and/or whether the allocation of Capital Costs under Section 9.8(c) is equitable, during the pendency of such a Dispute each of the Lessee/Owner Parties shall pay its invoiced share subject to later adjustment (either up or down) of the share of Capital Costs it is obligated to pay, and the Lessee/Owner Parties agree to make any equalization payments among themselves that are necessary to implement the resolution of the Dispute.

SECTION 9.9

Reimbursement Responsibility.

The Lessee/Owner Parties shall reimburse the Operating Agent for all Capital Costs and Operating Costs it incurs in connection and consistent with this Agreement in accordance with the Unit 1 O&M Agreement and the Unit 2 O&M Agreement.

ARTICLE X

[INTENTIONALLY OMITTED]

ARTICLE XI

TAXES

To the extent possible, each Lessee/Owner Party shall report, file returns with respect to, be responsible for and pay all real property, franchise, business, gross receipts, or other Taxes, if any, arising out of or relating to any of its rights, benefits, advantages, titles and interests under this Agreement.  To the extent that the Lessee/Owner Parties do not pay directly for Taxes relating to the Common Facilities, such Taxes shall be included as Operating Costs pursuant to Article IX.

ARTICLE XII

[INTENTIONALLY OMITTED]

ARTICLE XIII

INSURANCE

SECTION 13.1

Operating Agent’s Duty to Provide Insurance Coverage.

To the extent the Common Facilities are not covered by insurance maintained by the Operating Agent for Unit 1 and/or Unit 2 (or by WEPCO in its role as owner/operator of Oak Creek Power Plant), commencing on the Lease Effective Date, the Operating Agent shall procure and maintain insurance coverage for the Common Facilities that is consistent with Prudent Utility Practice and the insurance coverage provided for in the WEPCO Unit 1 Facility Lease.  In procuring any insurance coverage for the New Common Facilities, the Operating Agent shall use commercially reasonable efforts to ensure that such insurance coverage provides that (a) each Lessee/Owner Party is a “named insured” with respect to its ownership or leasehold interest, (b) each Lessee/Owner Party will receive at least 30 days (10 days in the event of non-payment) written notice from the insurer prior to the cancellation or termination or any material change in such insurance coverages, and (c) the Operating Agent, on behalf of the Lessee/Owner Parties, shall be solely responsible for pursuing claims and/or negotiating settlements in respect of claims under such insurance coverages.  Insurance for the Common Facilities may be obtained by the Operating Agent under policies that cover multiple facilities owned by WEPCO or in which WEPCO has an insurable interest.  The costs of insurance coverage procured specifically and separately for the New Common Facilities shall be directly charged to the New Common Facilities under Article IX.  If this Agreement terminates but the WEPCO Unit 1 Facility Lease or WEPCO Unit 2 Facility Lease is still in effect, WEPCO shall be obligated to procure and maintain, on behalf and at the cost of the Lessee/Owner Parties, insurance for the Common Facilities under this Section 13.1 (i.e., to the extent insurance for the Common Facilities is not covered under other policies) until termination of both WEPCO Facility Leases or, if sooner, the effective date of any replacement operating agreement pursuant to which the Lessee/Owner

Parties’ new Operating Agent is required to obtain equivalent insurance coverage.  The obligations of the Lessee/Owner Parties under this Section shall survive termination of this Agreement.

SECTION 13.2

Inspections.

Commencing on the Lease Effective Date, the Operating Agent shall be responsible for overseeing the engineering and loss-prevention inspections at the Common Facilities.  The Lessee/Owner Parties reserve the right to perform inspections and review all specifications and drawings of the New Common Facilities, including those for fire protection and machinery.

SECTION 13.3

Contractors’ Insurance.

The Operating Agent shall require all contractors, sub-contractors, engineers, and all equipment suppliers or manufacturers providing services or equipment for the New Common Facilities to provide certificates demonstrating that they have reasonably adequate insurance (naming the Lessee/Owner Parties as “additional insureds”) and limits thereof as determined by the Operating Agent, for workers’ compensation, public liability, contractors’ liability and such other hazards as the Operating Agent determines to be appropriate with respect to the New Common Facilities.

ARTICLE XIV

[INTENTIONALLY OMITTED]

ARTICLE XV

DAMAGE TO FACILITY

SECTION 15.1

Allocation of Loss Proceeds.

(a)

If the New Common Facilities are to be repaired or reconstructed following an Event of Loss, or Event of Total Loss, then each of the Lessee/Owner Parties agrees that any insurance proceeds received by the Operating Agent in connection with such Event of Loss or Event of Total Loss, shall be used by the Operating Agent in connection with the repair or reconstruction of the New Common Facilities.

(b)

If the New Common Facilities are not repaired or reconstructed following an Event of Loss or Event of Total Loss, then any insurance proceeds received by the Operating Agent in connection with such Event of Loss or Event of Total Loss shall be paid to each New Common Facilities owner or Lessee/Owner Party in accordance with the applicable Project Agreements.

(c)

The Parties acknowledge that events and circumstances giving rise to an Event of Loss or Event of Total Loss under this Agreement may also give rise to an “Event of Loss” or “Event of Total Loss” under the Unit 1 O&M Agreement and/or the Unit 2 O&M Agreement and that all or a portion of any Loss Proceeds received by the Lessee/Owner Parties pursuant to this Agreement may also constitute “Loss Proceeds” subject to the Unit 1 O&M Agreement and/or the Unit 2 O&M Agreement.  The Parties further acknowledge and agree that if and to the extent that there is any conflict between the insurance provisions (including any provisions with respect to the receipt, payment, control and use of Loss Proceeds) in this Agreement and in the Unit 1 O&M Agreement and/or the Unit 2 O&M Agreement, that all such insurance provisions shall be interpreted and construed, if possible, so as to avoid or minimize any such conflict.

SECTION 15.2

Event of Total Loss.

(a)

If an Event of Total Loss occurs with respect to the New Common Facilities after the Lease Effective Date and the WEPCO Unit 1 Facility Lease and the WEPCO Unit 2 Facility Lease are terminated as a result of the Event of Total Loss, then this Agreement shall terminate upon termination of the WEPCO Unit 1 Facility Lease and the WEPCO Unit 2 Facility Lease.

(b)

If an Event of Total Loss occurs with respect to the New Common Facilities after the Lease Effective Date and the WEPCO Unit 1 Facility Lease and/or the WEPCO Unit 2 Facility Lease is continued by mutual agreement of the parties thereto and as approved by the PSCW, then this Agreement shall terminate as to any Lessee/Owner Party that does not continue to have an ownership or leasehold interest in the New Common Facilities.  Each remaining Lessee/Owner Party acknowledges and agrees that (i) WEPCO, acting as Operating Agent for the remaining Lessee/Owner Parties, shall be responsible for rebuilding the affected New Common Facilities in accordance with the applicable WEPCO Unit 1 Facility Lease and/or WEPCO Unit 2 Facility Lease and (ii) it shall be responsible for and shall pay, or cause the payment of, its Component Share of any costs and expenses incurred by WEPCO to rebuild each affected Component of the New Common Facilities in accordance with this sentence.

SECTION 15.3

Event of Loss.

(a)

If an Event of Loss occurs with respect to the New Common Facilities after the Lease Effective Date and the affected WEPCO Unit 1 Facility Lease and/or the affected WEPCO Unit 2 Facility Lease is in full force and effect, then the Lessee/Owner Parties acknowledge and agree that WEPCO, acting as Operating Agent for the remaining Lessee/Owner Parties, shall be responsible for repairing the affected New Common Facilities in accordance with the applicable WEPCO Unit 1 Facility Lease and/or the applicable WEPCO Unit 2 Facility Lease.  Each of the Lessee/Owner Parties agrees that it shall be responsible for and shall pay, or cause the payment of, its Component Share of any costs and expenses incurred by WEPCO to repair the affected Component of the New Common Facilities in accordance with the immediately preceding sentence.

(b)

If an Event of Loss occurs with respect to the New Common Facilities after the Lease Effective Date and the applicable WEPCO Unit 1 Facility Lease and/or the applicable WEPCO Unit 2 Facility Lease has terminated but this Agreement has not terminated, then this Agreement shall terminate as to any Lessee/Owner Party that does not continue to have an ownership or leasehold interest in the New Common Facilities.

ARTICLE XVI

INDEMNIFICATION AND LIABILITY

SECTION 16.1

General Indemnity.

(a)

Each Lessee/Owner Party shall, severally and not jointly, in accordance with its Weighted Total Component Share, indemnify, defend and hold harmless the Operating Agent, in its capacity as Operating Agent, and its Representatives from and against any and all Losses asserted against, imposed upon or incurred by the Operating Agent or its Representatives by reason of or resulting from claims of third parties, except for those Losses arising directly or indirectly from the Operating Agent’s or its Representatives’ Gross Negligence or willful misconduct.

(b)

The Operating Agent shall indemnify, defend and hold harmless each Lessee/Owner Party and its Representatives from and against any and all Losses and any and all regulatory penalties and fines and reasonable expenses (including reasonable attorneys’ fees and expenses) asserted against, imposed upon or incurred by a Lessee/Owner Party or its Representatives by reason of or resulting from claims of third parties arising directly or indirectly from the Operating Agent’s or its Representatives’ Gross Negligence or willful misconduct.

(c)

Each Lessee/Owner Party shall indemnify, defend and hold harmless the other Lessee/Owner Parties and their Representatives from and against any and all Losses asserted against, imposed upon or incurred by any of them by reason of or resulting from the Indemnifying Party’s or its Representatives’ Gross Negligence or willful misconduct.

SECTION 16.2

Indemnification for Regulatory Penalties.

(a)

Each Lessee/Owner Party shall indemnify, defend and hold harmless the Operating Agent and its Representatives from and against any and all regulatory penalties and fines and reasonable expenses (including reasonable attorneys’ fees and expenses) arising from such Lessee/Owner Party’s violation of any Law or Government Approval in connection with the Operating Agent’s or its Representatives' performance of (or failure to perform) the Operating Functions.

(b)

Each Lessee/Owner Party shall indemnify, defend and hold harmless the other Lessee/Owner Parties and their Representatives from and against any and all regulatory penalties and fines and reasonable expenses (including reasonable attorneys’ fees and expenses) arising from such Indemnifying Lessee/Owner Party’s violation of any Law or Government Approval in connection with its performance of (or failure to perform) its duties under this Agreement.

(c)

Each Lessee/Owner Party shall, severally and not jointly, in accordance with its Weighted Total Component Share, indemnify, defend and hold harmless the Operating Agent and its Representatives for any and all regulatory penalties and reasonable expenses (including reasonable attorneys’ fees and expenses) arising from the Operating Agent’s or its Representatives' violation of any Law or Government Approval; provided, that such penalties, fines and expenses did not result from the Operating Agent’s or its Representatives' Gross Negligence or willful misconduct; and provided further, that settlement language characterizing the Operating Agent’s or its Representatives' actions as constituting or not constituting Gross Negligence or willful misconduct shall not be dispositive as among the Parties.

SECTION 16.3

Liability Among the Parties.

(a)

All issues of liability as between and among the Parties arising under this Agreement shall constitute Disputes to be resolved pursuant to the provisions of Article XX.

(b)

Notwithstanding any provision in this Agreement to the contrary, no Party, nor any of its Representatives, shall be liable hereunder for any consequential or indirect loss or damage, including loss of profit, cost of capital, loss of goodwill, loss of revenues from the sale of capacity or energy, increased operating costs or any other special or incidental damages.  It is the intent of the Parties that the limitation on damages be without regard to the cause or causes thereof, including the negligence of any Party, and whether such negligence be sole, joint or concurrent, or active or passive.

(c)

Any indemnification obligation of the Operating Agent shall not constitute Operating Costs or other costs hereunder for which the Operating Agent is entitled to be reimbursed.

SECTION 16.4

Cooperation Regarding Claims.

Except with respect to claims against the Lessee/Owner Parties with respect to agreements entered into by the Operating Agent pursuant to Section 2.2(b), which claims shall be governed by Sections 2.2(o) and 2.2(p), if any Party (in such capacity, an “Indemnified Party”) receives notice or has knowledge of any Loss that may result in a claim for indemnification by such Indemnified Party against any other Party (in such capacity, an “Indemnifying Party”) pursuant to this Article XVI, such Indemnified Party shall as promptly as possible give the Indemnifying Party notice of such Loss; provided, that failure promptly to give such Notice or to provide such information and documents shall not relieve the Indemnifying Party from the obligation hereunder to respond to or to defend the Indemnified Party against such Loss unless such failure shall materially diminish the ability of the Indemnifying Party to respond to such claim or to defend the Indemnified Party.  Such notice shall include a reasonably detailed description of the facts and circumstances relating to such Loss, and a complete copy of all notices, pleadings and other papers related thereto, and in reasonable detail the basis for its potential claim for indemnification with respect thereto.  The Indemnifying Party, upon its acknowledgment in writing of its obligation to indemnify the Indemnified Party, shall be entitled to assume the defense or to represent the interests of the Indemnified Party in respect of such Loss, which shall include the right to select and direct legal counsel and other consultants, appear in proceedings on behalf of such Indemnified Party and to propose, accept or reject offers of settlement, all at its sole cost; provided, that if and to the extent that any such settlement is reasonably likely to involve injunctive, equitable or prospective relief or materially and adversely affect the Indemnified Party’s business or operations other than as a result of money damages or other money payments, then such settlement will be subject to the reasonable approval of the Indemnified Party.  Nothing herein shall prevent an Indemnified Party from retaining its own legal counsel and other consultants and participating in its own defense at its own cost and expense.  The Parties shall cooperate with each other in any notification to insurers.

SECTION 16.5

Survival of Provisions.

The provisions of this Article XVI shall survive the termination of this Agreement.

ARTICLE XVII

ASSIGNMENTS AND DELEGATIONS

SECTION 17.1

Successors and Assigns.

This Agreement shall be binding on each Party’s successors and permitted assigns.

SECTION 17.2

Assignment by Operating Agent.

(a)

The Operating Agent shall not assign this Agreement or assign its rights hereunder without the prior written consent of all Lessee/Owner Parties, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that without the consent of the Lessee/Owner Parties, Operating Agent may (i) assign its rights under this Agreement to an Affiliate with Acceptable Credit, or (ii) transfer or assign this Agreement to any person or entity succeeding to all or substantially all of the assets of the Operating Agent, subject to the assignee’s having Acceptable Credit; provided, however, that in each such case, prior to such assignment any such assignee shall agree in writing to be bound by the terms and conditions hereof.

(b)

The Operating Agent shall not delegate all or substantially all of its obligations hereunder without the prior written consent of all Lessee/Owner Parties.  The Operating Agent may partially delegate its obligations by subcontracting with third parties (including Affiliates) for the performance of certain Operating Functions, subject to applicable consultation and approval rights of the Lessee/Owner Parties with respect to such contracts, as provided under this Agreement.  In any event, the Operating Agent shall remain liable to the Lessee/Owner Parties for the performance of all of the Operating Functions hereunder.

SECTION 17.3

Assignment by Lessee/Owner Parties.

(a)

Without the prior written consent of the other Lessee/Owner Parties (which consent shall not be unreasonably withheld, delayed or conditioned), no Lessee/Owner Party may assign this Agreement or assign its rights or delegate its duties hereunder except (i) in the case of WEPCO or MGE, to (x) ERGS or MGE Power, respectively, or (y) an Acceptable Assignee (as defined in the applicable Facility Lease as of its execution) that is its transferee pursuant to and under the WEPCO Unit 1 Facility Lease, WEPCO Unit 2 Facility Lease, MGE Facility Lease, or such other agreement as may be applicable; and (ii) in the case of WPPI, to a party that is its transferee as permitted by Article XIII of the Ownership Agreement.

(b)

In the case of any transfer by (i) WEPCO or MGE under their respective Facility Leases, or (ii) WPPI under the Ownership Agreement, the transferor shall require in connection with such transfer that its transferee execute a counterpart of this Agreement to evidence its assent hereto.  Upon such execution, the transferring Party shall be released from its obligations hereunder, except for any obligations that survive termination of this Agreement.

ARTICLE XVIII

DEFAULT AND REMEDIES

SECTION 18.1

Events of Default.

The following shall be Events of Default under this Agreement:

(a)

The failure of any Party to perform or abide by any material obligation under this Agreement, within 60 days of receipt of written notice of non-performance; provided, however, that if such default cannot be cured within such 60-day period, no Event of Default shall occur for so long as the non-performing Party is diligently pursuing a cure, and such non-performance is curable; or

(b)

The occurrence of any Event of Default (as such term is defined in the Unit 1 O&M Agreement) under the Unit 1 O&M Agreement or any Event of Default (as such term is defined in the Unit 2 O&M Agreement) under the Unit 2 O&M Agreement.

SECTION 18.2

Effect of Default.

(a)

Subject to Section 18.2(b), upon the occurrence of any Event of Default, the non-defaulting Parties shall be entitled to exercise all remedies available to them at law or in equity, including specific performance, it being agreed that monetary damages may not be an adequate remedy for the breach of the Parties’ obligations hereunder.

(b)

Notwithstanding any remedies otherwise available to the non-defaulting Parties at law in or in equity that may be pursued in accordance with Article XX, in the event of a breach or default by any Party, it is the Parties’ intention that (i) this Agreement may be terminated only pursuant to its express terms and (ii) the Lessee/Owner Parties shall have no right to replace the Operating Agent or reduce the scope of its duties except as provided in Section 3.3(d)..

ARTICLE XIX

FORCE MAJEURE

SECTION 19.1

Effect of Force Majeure.

If any Party is rendered unable by an event of Force Majeure to carry out, in whole or part, its obligations under this Agreement, then, for only the pendency of such event of Force Majeure, the Party affected by the event shall be temporarily relieved of its obligations hereunder (other than the obligation to make payments then due or becoming due with respect to performance which occurred prior to the event) insofar as they are affected by such event of Force Majeure but for no longer period.

SECTION 19.2

Definition of Force Majeure.

“Force Majeure” shall mean any cause or occurrence, beyond the reasonable control, and without the fault or negligence of the Party claiming Force Majeure, which causes the Party to be unable, or otherwise materially impairs its ability, to perform its obligations under this Agreement and which such Party could not have been reasonably expected to avoid by the exercise of reasonable foresight, including any acts of God, strikes, work stoppages, lockouts or other labor actions that are in each case of an industry or sector-wide nature and that are not directed solely or specifically at such Party, acts of the public enemy, wars, terrorism, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, storms, floods, washouts, civil disturbances, explosions, change in Law (including such change that results in any rescission, termination, material modification, suspension of determination of invalidity or lack of effectiveness of any Government Approval), the binding order of any Governmental Authority (provided, that such order has been resisted in good faith by all reasonable legal means), the failure to act on the part of any Governmental Authority (provided, that such action has been timely requested and diligently pursued) and any other cause whether of the kind herein enumerated or otherwise, which, despite the reasonable efforts of such Party to prevent or mitigate its effects, prevents or delays the performance of such Party, or prevents the obtaining of the benefits of performance by the other Parties, and is not within the control of the Party claiming excuse.

SECTION 19.3

Notice of Force Majeure.

As soon as reasonably practicable following the occurrence of an event of Force Majeure, the affected Party shall provide the other Parties with written notice thereof setting forth the full details of such event, the efforts being undertaken to remove or mitigate the Force Majeure, and the expected time of removal.  The party affected by such event of Force Majeure shall take all reasonable measures to mitigate or minimize the effects of such event of Force Majeure.

ARTICLE XX

DISPUTE RESOLUTION

SECTION 20.1

Exclusive Procedure.

Any controversy, claim or dispute of whatsoever nature or kind between or among the Parties arising out of this Agreement or its validity or interpretation (each a “Dispute”) shall be resolved using the same procedures as are set forth in Article XX of the Unit 1 O&M Agreement and/or Article XX of the Unit 2 O&M Agreement, with all Lessee/Owner Parties under this Agreement having the right to participate in such dispute-resolution process.

SECTION 20.2

Survival.

The provisions of this Article XX shall survive the termination of this Agreement.

ARTICLE XXI

REPRESENTATIONS AND WARRANTIES

Each Party hereby represents and warrants to each other Party as of the date of this Agreement as follows:

(a)

Due Organization, Etc.  It:  (i) is duly formed, validly existing and in good standing under the Laws of the State of Wisconsin, (ii) has all requisite power and all material Government Approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is duly qualified to do business in all jurisdictions in which the nature of the business conducted by it or proposed to be conducted by it makes such qualification necessary.

(b)

Due Authorization.  It has all necessary corporate power and authority to execute, deliver and perform its obligations under this Operating Agreement and each other Project Agreement to which it is a party, and the execution, delivery and performance by it of this Agreement and each other Project Agreement to which it is a party have been duly authorized by all necessary corporate action on its part.

(c)

Non-Contravention.  The execution, delivery and performance by it of this Agreement and each other Project Agreement to which it is a party does not and shall not:

(i)

violate its constituent documents;

(ii)

violate any Law or Government Approval applicable to it or its property or to the Unit; or

(iii)

result in a breach of or constitute a default under any Project Agreement or any other material agreement to which it is a party.

(d)

Enforceability, Etc.  This Operating Agreement and each other Project Agreement to which it is a party:  (i) has been duly authorized and duly and validly executed and delivered by it; and (ii) assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, conditions and provisions, except as the same may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and by general principles of equity.

(e)

Litigation.  Except as disclosed in writing to the other Parties, there is no action, suit or proceeding at law or in equity or by or before any Governmental Authority now pending or, to its knowledge, threatened against or affecting it or any of its properties, rights or assets, which could reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Agreement and each other Project Agreement to which it is party.

(f)

Government Approvals.  Except as disclosed in writing to the other Parties, all Government Approvals necessary under any applicable Law in connection with the due execution and delivery of, and performance by it of its obligations and the exercise of its rights under, this Agreement and each other Project Agreement to which it is a party have been duly obtained or made and are in full force and effect, are final and not subject to appeal or renewal, are held in its name and are free from conditions or requirements compliance with which could reasonably be expected to have a material adverse effect or which it does not reasonably expect to be able to satisfy.

(g)

No Breach of Project Agreements.  It is not in breach of any material obligation under any of the Project Agreements to which it is a party.

ARTICLE XXII

CONFIDENTIALITY

SECTION 22.1

Non-Disclosure Obligations.

(a)

Each Party agrees that it, its Affiliates and its Affiliates’ respective directors, officers, employees, representatives, agents and advisors will use any Confidential Information and Trade Secrets of another Party solely for the purposes of implementing and enforcing this Agreement and the other Project Agreements to which it is a party.  Each Party further agrees that a receiving Party may disclose Confidential Information or Trade Secrets only to such Representatives who are involved in the receiving Party’s implementation or enforcement of this Agreement and other Project Agreements, and then only on a need to know basis.

(b)

Subject to Section 22.1(c) and (e), each Party agrees that it will not (and each Party shall take full responsibility for ensuring that all of its Affiliates and all of its and its Affiliates’ respective Representatives do not) in any way disclose, communicate, transfer or use (other than as permitted by this Article 22) any Confidential Information or Trade Secrets of another Party, without the prior written consent in each instance of such other Party.  With respect to Trade Secrets, the covenants in the preceding sentence shall apply for as long as the underlying information or data remains a Trade Secret; and with respect to Confidential Information, the covenants in the preceding sentence shall apply for two years after the expiration or termination of this Agreement as to such Party or Parties.

(c)

Notwithstanding Section 22.1(b) each Party shall have the right to disclose Confidential Information or Trade Secrets without the consent of the other Parties to its lenders and with the consent of the other Parties, such consent not to be unreasonably withheld, to any Person (and its Representatives) contemplating a purchase, directly or indirectly, of all or an interest in such Party or such Party’s interest in Elm Road Unit 1, provided, that such lender or Person agrees in writing that it (and its Representatives) will maintain such Confidential Information and Trade Secrets in accordance with the terms and conditions of this Article XXII.

(d)

Notwithstanding any other provision of this Agreement to the contrary, if a Party seeks to use information in a court or regulatory proceeding as part of its implementation or enforcement of this Agreement, the fact that such information has been deemed Confidential Information hereunder shall not foreclose the Party from attempting to establish that, under the circumstances present at the time of the proceeding, the information need not be subject to a protective order or similar confidential treatment in such proceeding.

(e)

Notwithstanding anything herein to the contrary, any Party (and its Representatives) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure.  However, any such information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws.

SECTION 22.2

Law.

Each Party agrees that if it becomes subject to a subpoena or other Law to disclose any of the Confidential Information or Trade Secrets of another Party, it will provide such Party with prompt notice so that such Party may seek a protective order or other appropriate remedy.  If such protective order or other appropriate remedy is denied or otherwise not obtained, the Party required to furnish the information shall furnish only that portion of the Confidential Information and/or Trade Secrets which is, in the opinion of its counsel, legally compelled, and will cooperate with the other Party and its counsel to enable the other Party to attempt to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information and/or Trade Secrets to be disclosed.

ARTICLE XXIII

TERM

This Agreement shall be binding on each signatory upon execution of this Agreement by WEPCO, as Operating Agent and Lessee/Owner Party, and any other Lessee/Owner Party .  The term (“Term”) of this Agreement shall commence, for each of MGE and WPPI, upon the closing of the acquisition of an ownership interest in Unit 1 or Unit 2 by MGE Power and WPPI, respectively, pursuant to the Unit 1 Ownership Agreement or Unit 2 Ownership Agreement.  The Term of the Agreement shall commence, for WEPCO as both Lessee/Owner Party and Operating Agent, upon the first of such closings.  The Term of this Agreement shall terminate upon the later to occur of the expiry of the stated terms of the WEPCO Unit 1 Facility Lease and the WEPCO Unit 2 Facility Lease, including any renewal terms (if the WEPCO Unit 1 Facility Lease or the WEPCO Unit 2 Facility Lease is renewed); provided, however, that if WEPCO acquires or has acquired an ownership interest in Unit 1 or Unit 2 at or before the termination of the WEPCO Unit 1 Facility Lease or the WEPCO Unit 2 Facility Lease, this Agreement shall remain in full force and effect so long as WEPCO retains such ownership; and provided, further, that this Agreement shall terminate following an Event of Total Loss or Event of Loss to the extent provided in Article XV hereof.  For the avoidance of doubt, the termination of this Agreement shall not relieve any Party of any liabilities accrued up to the date of termination.  Notwithstanding any termination of this Agreement, the Parties agree to enter into appropriate arrangements as needed which recognize each Party’s interest in the ongoing viability of the Site Common Facilities as they relate to the operation of any electric generating facilities remaining on the Land at such time.

ARTICLE XXIV

MISCELLANEOUS

SECTION 24.1

Applicable Law.

The rights and obligations of the Parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Wisconsin.

SECTION 24.2

Jury Trial.

EACH OF THE PARTIES WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

SECTION 24.3

Notices.

Unless otherwise expressly specified or permitted by the terms of this Agreement, all communications and notices provided for herein to a Party shall be in writing or shall be produced by a telecommunications device capable of creating a written record, and any such notice shall be effective (a) upon personal delivery thereof, including by overnight mail or next Business Day or same-day courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by electronic means, upon transmission thereof, provided, such transmission is promptly confirmed by either of the methods set forth in clause (a) or (b) above, in each case addressed as provided below or to such other address as any Party may designate by written notice to the other Parties.

If to WEPCO:

Wisconsin Electric Power Company
231 West Michigan Street
Milwaukee, WI 53203
Fax:

414-221-2140
Attn:

General Counsel

Vice President - Fossil Operations

If to MGE:

Madison Gas and Electric Company
P.O. Box 1231

Madison, WI 53701-1231

or
133 South Blair Street
Madison, WI 53703
Fax:

608-252-4794
Attn:

Chief Financial Officer

General Counsel

Vice President-Power Operations

If to WPPI:

Wisconsin Public Power Inc.
1425 Corporate Center Drive
Sun Prairie, WI 53590-9109
Fax:

608-837-0274
Attn:

Senior Vice President--Legal and Regulatory Affairs

Senior Vice President--Power Supply

SECTION 24.4

Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute the same agreement.

SECTION 24.5

Severability.

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law; provided, however, if any provision of this Agreement shall be prohibited by or deemed invalid under any applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

SECTION 24.6

Third-Party Beneficiaries.

Except as expressly provided herein, none of the provisions of this Agreement is intended for the benefit of any person except the Parties, their respective successors and permitted assigns.

SECTION 24.7

Entire Agreement.

This Agreement states the rights of the Parties with respect to operation and maintenance of the Common Facilities and the other transactions contemplated by this Agreement and supersedes all prior agreements, oral or written, with respect thereto.

SECTION 24.8

Schedules.

The Schedules, along with all attachments referenced therein, are incorporated herein by reference and made a part hereof.

SECTION 24.9

No Joint Venture.

Any intention to create a joint venture or partnership relation between any of the Parties is hereby expressly disclaimed.  Each of the Parties shall be severally, and not jointly, liable for its obligations hereunder.

SECTION 24.10

Amendments and Waivers.

(a)

No term, covenant, agreement or condition of this Agreement may be terminated or amended except by an instrument or instruments in writing executed by all of the Parties.  Failure or forbearance by a Party to exercise any of its rights or remedies under this Agreement shall not constitute a waiver of such rights or remedies.  No Party shall be deemed to have waived or forborne any right or remedy resulting from such failure to perform unless it has made such waiver specifically in writing.

(b)

WPPI agrees that in any Dispute arising under this Agreement, it will not assert as a defense any rights or protections that it may have under Wis. Stat. § 893.80, or claim sovereign immunity based upon its status as a political subdivision and body politic and corporate of the State of Wisconsin.

SECTION 24.11

Survival.

Except as expressly provided herein, the warranties and covenants made by each Party shall not survive the expiration or termination of this Agreement in accordance with its terms.

SECTION 24.12

Further Assurances.

Each Party shall promptly and duly execute and deliver such further documents and assurances for and take such further actions reasonably requested by the other Parties, all as may be reasonably necessary to carry out the purpose of this Agreement.

SECTION 24.13

Interpretation Necessitated by Certain Future MGE or WPPI Elections.

If either MGE or WPPI elects not to participate in the ownership or lease of any part of the Elm Road Generating Station, the Agreement shall be interpreted as an Agreement between and among the participating Party (either MGE or WPPI) and WEPCO, as Lessee/Owner Parties, and WEPCO, as Operating Agent, as necessary to give reasonable effect to the provisions of the Agreement, and all references to the non-participating Party should be disregarded.

SECTION 24.14

Certifications and Opinions of Counsel.

On each Closing Date (as defined in the Ownership Agreement), each Party shall provide to the other Parties:

(a)

an officer’s certificate, duly executed by an authorized officer of such Party, dated as of such Closing Date, with respect to the accuracy of the representations and warranties of such Party set forth in Article XXI; and

(b)

an opinion of in-house counsel of such Party, dated as of such Closing Date, with respect to the matters set forth in Schedule 24.14 hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the Parties have caused this Elm Road Common Facilities Operating and Maintenance Agreement to be duly executed and delivered under seal by their respective duly authorized officers as of the date first above written.

WISCONSIN ELECTRIC POWER COMPANY, as Lessee/Owner Party

By:  /s/ Scott A. Patulski
Title: Vice President

MADISON GAS AND ELECTRIC COMPANY, as Lessee/Owner Party

By:  /s/ Gary J. Wolter
Title: Chairman, President and CEO

WISCONSIN PUBLIC POWER INC., as Lessee/Owner Party

By:  /s/ J. Leroy Thilly
Title: President and CEO

WISCONSIN ELECTRIC POWER COMPANY, as Operating Agent

By:  /s/ Scott A. Patulski
Title: Vice President

EXHIBIT A

ELM ROAD COMMON FACILITIES OPERATING AND MAINTENANCE AGREEMENT

Breakdown of Components into Unit Common Facilities and Site Common Facilities

SITE COMMON FACILITIES

(1)

A circulating water system, including water intake structure, central distribution system, pumps and all facilities, components, equipment and materials that make up the circulating water system;

(2)

Fuel delivery and handling systems, including railroad infrastructure, central coal unloading, central storage, central conveying systems and all facilities, components, equipment and materials that make up the fuel delivery and handling systems;

(3)

Balance of site-wide common facilities and systems, including roads, training/visitors center, security systems and all facilities, components, equipment and materials that constitute a part of such site-wide common systems.

UNIT COMMON FACILITIES

(1)

Common operating systems for Unit 1 and Unit 2, including control room, administration building and all facilities, components, equipment and materials that make up the common operating systems;

(2)

Limestone/gypsum delivery, storage and handling systems.

Schedule 1.1

ELM ROAD COMMON FACILITIES OPERATING AND MAINTENANCE AGREEMENT

Examples of Interest Calculation

EXAMPLES OF CALCULATING INTEREST

Amount	$100,000
Period	Jan. 15 - May 15
Days in Year	365

SIMPLE INTEREST

	(a)	(b)	(c)	(d)	(e)	(f)	(g)
	Month	Days in Month	Days O/S	Annual Int. Rate	Daily Int. Rate [(d) / 365]	Interest [(c)x(e)x$100,000]	Principal & Interest
Principal Amount							$100,000.00
	Jan	31	17	4.00%	0.0110%	$186.30	$100,186.30
	Feb	28	28	5.00%	0.0137%	$383.56	$100,569.86
	Mar	31	31	6.00%	0.0164%	$509.59	$101,079.45
	Apr	30	30	3.00%	0.0082%	$246.58	$101,326.03
	May	31	14	2.00%	0.0055%	$76.71	$101,402.74
						$1,402.74	

COMPOUND INTEREST

	(a)	(b)	(c)	(d)	(e)	(f)	(g)
	Month	Days in Month	Days O/S	Annual Int. Rate	Daily Int. Rate [(d) / 365]	Interest [(c)x(e)x(g)]	Principal & Interest
Principal Amount							$100,000.00
	Jan	31	17	4.00%	0.0110%	$186.30	$100,186.30
	Feb	28	28	5.00%	0.0137%	$384.28	$100,570.58
	Mar	31	31	6.00%	0.0164%	$512.50	$101,083.07
	Apr	30	30	3.00%	0.0082%	$249.25	$101,332.32
	May	31	14	2.00%	0.0055%	$77.73	$101,410.05
						$1,410.05	

PTF IntCalc.xls 8/19/2003

SCHEDULE 3.1

ELM ROAD COMMON FACILITIES OPERATING AND MAINTENANCE AGREEMENT

Initial Operating Committee Members

WEPCO:

Scott Patulski

Robin Smerchek

MGE POWER:

Peter J. Waldron

Jeffrey C. Newman

WPPI:

Steve Frey

Cole Price

SCHEDULE 9.1

ELM ROAD COMMON FACILITIES OPERATING AND MAINTENANCE AGREEMENT

FERC Accounts

There follows an initial list of the specific FERC accounts in which direct operation and maintenance costs of the Common Facilities shall be recorded.  The list will be revised as necessary.

404

Amortization of limited term electric plant

408.1

Taxes other than income taxes, utility operating income

500

Operation supervision & engineering

501

Fuel Expenses

502

Steam expenses

505

Electric expenses

506

Miscellaneous steam power expenses

507

Rents

510

Maintenance supervision & engineering

511

Maintenance of structures

512

Maintenance of boiler plant

513

Maintenance of electric plant

514

Maintenance of miscellaneous steam plant

SCHEDULE 9.2

ELM ROAD COMMON FACILITIES OPERATING AND MAINTENANCE AGREEMENT

Productive Labor Rate

SCHEDULE 9.4A

ELM ROAD COMMON FACILITIES OPERATING AND MAINTENANCE AGREEMENT
Costs Directly Assigned to Common Facilities that are Allocable Solely to Elm Road Units 1 & 2

Type of Cost	Basis for Assigning Costs to Elm Road Unit 1	Basis for Assigning Costs to Elm Road Unit 2	Comments
Materials-spare parts inventory	Elm Road Unit 1 total MW capacity/Total Elm Road Units 1&2 MW capacity	Elm Road Unit 2 total MW capacity/Total Elm Road Units 1&2 MW capacity	Will be inventoried.
Elm Road Dedicated Labor	Elm Road Unit 1 total MW capacity/Total Elm Road Units 1&2 MW capacity	Elm Road Unit 2 total MW capacity/Total Elm Road Units 1&2 MW capacity	Annual true-up of productive labor rates. Primarily operating staff.
Management Labor	Elm Road Unit 1 total MW capacity/Total Elm Road Units 1&2 MW capacity	Elm Road Unit 2 total MW capacity/Total Elm Road Units 1&2 MW capacity	Annual true-up of productive labor rates. Primarily operating staff.
Propane inventory	Elm Road Unit 1 total MW capacity/Total Elm Road Units 1&2 MW capacity	Elm Road Unit 2 total MW capacity/Total Elm Road Units 1&2 MW capacity	Will be inventoried.
Limestone inventory	Elm Road Unit 1 total MW capacity/Total Elm Road Units 1&2 MW capacity	Elm Road Unit 2 total MW capacity/Total Elm Road Units 1&2 MW capacity	Will be inventoried.
Ammonia inventory	Elm Road Unit 1 total MW capacity/Total Elm Road Units 1&2 MW	Elm Road Unit 2 total MW capacity/Total Elm Road Units 1&2 MW capacity	Will be inventoried.
Chemicals, boiler make-up water	Elm Road Unit 1 total MW capacity/Total Elm Road Units 1&2 MW capacity	Elm Road Unit 2 total MW capacity/Total Elm Road Units 1&2 MW capacity
Ash handling	Elm Road Unit 1 MWH monthly net generation/Total Elm Road Units 1&2 MWH monthly net generation	Elm Road Unit 2 MWH monthly net generation/Total Elm Road Units 1&2 MWH monthly net generation
Materials Management / Storeroom Costs	Elm Road Unit 1 total MW capacity/Total Elm Road Units 1 & 2 MW capacity	Elm Road Unit 2 total MW capacity/Total Elm Road Units 1&2 MW capacity
Station Energy Usage	Station Energy Usage allocation to be determined following finalization of design	Station Energy Usage allocation to be determined following finalization of design

SCHEDULE 9.4B

ELM ROAD COMMON FACILITIES OPERATING AND MAINTENANCE AGREEMENT
Costs Directly Assigned to Common Facilities that are Allocable to Units 1 and 2 and Oak Creek Power Plant

Type of Cost	Basis for Assigning Costs to Elm Road Unit 1	Basis for Assigning Costs to Elm Road Unit 2	Basis for Assigning Costs to Oak Creek Power Plant	Comments
Telecom Leased Lines	Elm Road Unit 1 total MW capacity/Total Land MW capacity	Elm Road Unit 2 total MW capacity/Total Land MW capacity	Oak Creek Power Plant total MW capacity/Total Land MW capacity
Coal Handling Operating and Maintenance Costs	Annual coal tons nominated by Elm Road Unit 1/Annual Land coal tons nominated	Annual coal tons nominated by Elm Road Unit 2/Annual Land coal tons nominated	Annual coal tons nominated by Oak Creek Power Plant/Annual Land coal tons nominated	Coal handling includes Land rail, Elm Road Coal Pile, dumper costs. Annual true-up based on actual annual coal tons delivered.
Cooling water intake system operating/main-tenance costs	Elm Road Unit 1 GPM capacity/Total Land GPM capacity	Elm Road Unit 2 GPM capacity/Total Land GPM capacity	Oak Creek Power Plant GPM capacity/Total Land GPM capacity	GPM based on design capacity per EPC Contract. [May change depending on revisions to Unit design.]
Wastewater maintenance	Elm Road Unit 1 GPM capacity/Total Land GPM capacity	Elm Road Unit 2 GPM capacity/Total Land GPM capacity	Oak Creek Power Plant GPM capacity/Total Land GPM capacity	GPM based on design capacity per EPC Contract. May change depending on revisions to Unit design.
Land security costs	Elm Road Unit 1 MW total capacity/Total Land MW capacity	Elm Road Unit 2 total MW capacity/Total Land MW capacity	Oak Creek Power Plant total MW capacity/Total Land MW capacity
Common grounds maintenance	Elm Road Unit 1 MW total capacity/Total Land MW capacity	Elm Road Unit 2 total MW capacity/Total Land MW capacity	Oak Creek Power Plant total MW capacity/Total Land MW capacity	Includes road maintenance
Visitor/Training center	Elm Road Unit 1 MW total capacity/Total Land MW capacity	Elm Road Unit 2 total MW capacity/Total Land MW capacity	Oak Creek Power Plant total MW capacity/Total Land MW capacity
Utilities	Elm Road Unit 1 MW total capacity/Total Land MW capacity	Elm Road Unit 2 total MW capacity/Total Land MW capacity	Oak Creek Power Plant total MW capacity/Total Land MW capacity
Fishing pier	Elm Road Unit 1 MW total capacity/Total Land MW capacity	Elm Road Unit 2 total MW capacity/Total Land MW capacity	Oak Creek Power Plant total MW capacity/Total Land MW capacity
Recreation trail	Elm Road Unit 1 MW total capacity/Total Land MW capacity	Elm Road Unit 2 total MW capacity/Total Land MW capacity	Oak Creek Power Plant total MW capacity/Total Land MW capacity
Insurance on New Common Facilities	Elm Road Unit 1 MW total capacity/Total Land MW capacity	Elm Road Unit 2 total MW capacity/Total Land MW capacity	Oak Creek Power Plant total MW capacity/Total Land MW capacity

SCHEDULE 24.14

ELM ROAD COMMON FACILITIES OPERATING AND MAINTENANCE AGREEMENT

Legal Opinion Matters

Matters to be covered by opinion of counsel to each of the Parties, which may be in-house:

1.

Each Party is a corporation/municipal electric company duly formed, validly existing and in current good standing under the laws of the State of Wisconsin.

2.

Each Party has all requisite entity power and authority to execute, deliver and perform its obligations under this Agreement and the Project Agreements to which it is a party, and to carry on its business as now being conducted and as proposed to be conducted under the Project Agreements to which it is a party.

3.

The execution, delivery and performance by each Party of the Project Agreements to which it is a party have been duly authorized by each such Party.

4.

Each of the Project Agreements to which a Party is a party constitutes the legal, valid and binding obligations of each such Party enforceable against each such Party in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to creditors’ rights generally and by general principles of equity (whether considered in a proceeding in equity or at law).

The foregoing opinions are limited solely to (i) the internal substantive laws of the State of Wisconsin as applied by courts located in the State of Wisconsin, without regard to choice of law, and (ii) the federal laws of the United States of America, in all cases insofar as such laws are applicable to the matters covered hereby, and no opinion is expressed herein on the applicability or effect of the laws of any other jurisdiction.  In addition, no opinion is expressed with respect to the applicability or effect of any other federal or state laws, statutes, ordinances or regulations promulgated by any Governmental Authority.

Endnotes